EXHIBIT 99.3



                            ASSET PURCHASE AGREEMENT




                                     between




                             HIGH SPEED ACCESS CORP.



                                       and


                   CHARTER COMMUNICATIONS HOLDING COMPANY, LLC




                         Dated as of September 28, 2001

                            GLOSSARY OF DEFINED TERMS


DEFINED TERMS                                                    ON PAGE

Accounts Payable.....................................................2
Accounts Receivable..................................................2
Acquired Assets.....................................................11
Acquired Current Assets..............................................2
Acquisition Proposal................................................38
Adjusted Accounts Receivable.........................................2
Adjustment Holdback.................................................16
Adjustment Item.....................................................17
Affiliate............................................................2
Apportioned Obligations.............................................44
Approved Leave of Absence...........................................40
Arapahoe Facility...................................................34
Assigned Security Deposits...........................................2
Assigned Voice & Data Circuits.......................................2
Assumed Capital Lease Liabilities....................................3
Assumed Capital Leases...............................................2
Assumed Contracts....................................................3
Assumed Current Liabilities..........................................3
Assumed Liabilities.................................................13
Assumed Operating Lease Liabilities..................................3
Assumed Operating Leases.............................................3
Assumed Real Estate Lease Liabilities................................3
Assumed Real Estate Leases...........................................3
Beneficiary.........................................................43
Benefit Plans........................................................3
Billing Letter Agreement.............................................1
Business.............................................................1
Business Day.........................................................3
Cable Modem Business.................................................1
Capital Leases.......................................................3
Cash Amount.........................................................16
CCI .................................................................1
CCI Receivables......................................................2
Charter Ventures.....................................................1
Charter Warrants....................................................22
Closing.............................................................20
Closing Date........................................................20
Closing Statement...................................................17
CMB Business Records.................................................3
CMB Claims...........................................................4
CMB Employee Schedule...............................................38

DEFINED TERMS                                                    ON PAGE

CMB Employees.......................................................38
CMB Intellectual Property............................................4
CMB Sites............................................................4
Code.................................................................4
Confidential Information............................................45
Confidentiality Agreement...........................................34
Contracts............................................................4
Copyrights...........................................................6
Corrections.........................................................17
Customer Care Matters................................................4
Damages.............................................................51
DGCL................................................................24
Disagreement Notice.................................................17
Employee Claims......................................................4
Environmental Law....................................................5
ERISA................................................................5
Excluded Assets.....................................................12
Excluded Damages....................................................52
Excluded Liabilities................................................13
Excluded Stockholders................................................4
Expenses............................................................43
Final Allocation....................................................20
First Release Amount................................................55
First Release Date..................................................55
Fixtures and Equipment...............................................5
Full Turnkey Agreement...............................................5
GAAP.................................................................5
Governmental Authority...............................................5
Hazardous Substances.................................................5
Hired Employee Costs.................................................5
Hired Employees.....................................................39
Holdco...............................................................1
Holdco Indemnitees..................................................51
Houlihan Lokey.......................................................6
Houlihan Lokey Opinion...............................................6
HSA Common Stock.....................................................6
HSR Act..............................................................6
HSR Date.............................................................6
Indemnification Holdback............................................16
Indemnitor..........................................................53
Independent Accounting Firm.........................................19
Information.........................................................30
Intellectual Property................................................6

DEFINED TERMS                                                    ON PAGE

Intercompany Payments................................................6
Launch Fees..........................................................6
Legal Requirement....................................................7
Lehman..............................................................30
Lehman Opinion.......................................................7
Liabilities..........................................................7
License Agreement....................................................1
Liens................................................................7
Losses...............................................................7
Management Agreement.................................................1
Marks................................................................6
Maskworks............................................................6
Material Adverse Effect..............................................7
Material Contract....................................................7
Maximum Sick Time Accrual...........................................40
Maximum Vacation Accrual............................................40
Merrill Lynch.......................................................32
Modem Inventory......................................................8
Non-CCI Receivables..................................................2
Offer Schedule......................................................38
Officer's Certificate...............................................55
Operating Equipment Leases...........................................8
Other Current Assets.................................................8
Other Current Liabilities............................................8
Other Inventory......................................................8
Patents..............................................................6
Permits..............................................................8
Permitted Liens......................................................8
Person...............................................................9
Post-Employment Hiring Prohibition..................................30
Prepayments..........................................................9
Proxy Statement.....................................................25
Purchase Price......................................................16
Real Estate Leases...................................................9
Review Schedule.....................................................38
Schedule 13E-3......................................................31
Second Disagreement Notice..........................................18
Second NSA Agreement.................................................9
Second Release Date.................................................55
Security Deposits....................................................9
Seller...............................................................1
Seller Indemnitees..................................................52
Seller Requisite Vote...............................................24

DEFINED TERMS                                                    ON PAGE

Seller Stockholder Meeting..........................................35
Seller's Board......................................................23
Series D Preferred Stock.............................................9
Settlement Date.....................................................19
Software.............................................................6
Subsidiaries.........................................................9
Superior Proposal...................................................38
Taking..............................................................15
Tax or Taxes.........................................................9
Technology and Know-How..............................................9
Third Party Claim...................................................53
Threshold Amount....................................................51
Trade Secrets........................................................6
Transaction Documents...............................................10
Transactions........................................................10
Transfer Tax or Transfer Taxes......................................10
Transfer Tax Returns................................................44
Voting Agreement.....................................................1
Vulcan...............................................................1
WARN Act............................................................10

                                TABLE OF CONTENTS

ARTICLE I                 DEFINITIONS..................................................................2

           Section 1.01.         Specified Definitions.................................................2

           Section 1.02.         Other Terms..........................................................10

           Section 1.03.         Interpretation.......................................................10

ARTICLE II                TRANSFER OF ASSETS AND LIABILITIES..........................................11

           Section 2.01.         Purchase and Sale of Assets..........................................11

           Section 2.02.         Excluded Assets......................................................12

           Section 2.03.         Assumption of Liabilities............................................13

           Section 2.04.         Excluded Liabilities.................................................13

           Section 2.05.         Risk of Loss; Condemnation...........................................15

           Section 2.06.         Assignment of Contracts, Etc.........................................15

ARTICLE III               PURCHASE PRICE..............................................................16

           Section 3.01.         Purchase Price.......................................................16

           Section 3.02.         Holdbacks............................................................16

           Section 3.03.         Purchase Price Adjustments...........................................16

           Section 3.04.         Determination of Adjustments.........................................17

           Section 3.05.         Allocation of Purchase Price.........................................20

ARTICLE IV                THE CLOSING.................................................................20

           Section 4.01.         Closing Date.........................................................20

           Section 4.02.         Deliveries by Seller at the Closing..................................21

           Section 4.03.         Deliveries by Holdco at the Closing..................................21

ARTICLE V                 REPRESENTATIONS AND WARRANTIES OF SELLER....................................23

           Section 5.01.         Organization, Standing and Power.....................................23

           Section 5.02.         Corporate Authorization..............................................23

           Section 5.03.         Non-Contravention....................................................24

           Section 5.04.         Governmental Filings; Consents.......................................24

           Section 5.05.         Acquired Assets......................................................24

           Section 5.06.         Absence of Certain Changes or Events.................................24

           Section 5.07.         Proxy Statement......................................................25

           Section 5.08.         Compliance with Applicable Laws......................................25

           Section 5.09.         Litigation; Decrees..................................................25

           Section 5.10.         Security Deposits....................................................25

           Section 5.11.         Contracts............................................................25

           Section 5.12.         Real Property........................................................26

           Section 5.13.         Title to and Condition of the Acquired Assets........................26

           Section 5.14.         Compliance with Environmental Laws...................................27

           Section 5.15.         Intellectual Property Rights.........................................27

           Section 5.16.         Taxes................................................................29

           Section 5.17.         Employees, Labor Matters, etc........................................29

           Section 5.18.         Employee Benefit Plans...............................................30

           Section 5.19.         Brokers..............................................................30

           Section 5.20.         Solvency of Seller...................................................30

           Section 5.21.         Opinion of Financial Advisors........................................30

ARTICLE VI                REPRESENTATIONS AND WARRANTIES OF HOLDCO....................................30

           Section 6.01.         Organization, Standing and Power.....................................30

           Section 6.02.         Corporate Authorization..............................................31

           Section 6.03.         Non-Contravention....................................................31

           Section 6.04.         Governmental Filings; Consents.......................................31

           Section 6.05.         Information Supplied; Schedule 13E-3.................................31

           Section 6.06.         Brokers..............................................................32

           Section 6.07.         Assignment of Agreements.............................................32

           Section 6.08.         Interested Stockholder...............................................32

ARTICLE VII               COVENANTS RELATED TO THE CONDUCT OF CABLE MODEM BUSINESS....................32

           Section 7.01.         Conduct of Cable Modem Business in the Ordinary Course...............32

           Section 7.02.         Arapahoe Facility....................................................34

           Section 7.03.         Access to Information................................................34

ARTICLE VIII              ADDITIONAL AGREEMENTS.......................................................35

           Section 8.01.         Seller Stockholder Meeting...........................................35

           Section 8.02.         Proxy Statement; Schedule 13E-3......................................35

           Section 8.03.         Governmental Approvals...............................................35

           Section 8.04.         Third Party Consents.................................................36

           Section 8.05.         Notification of Certain Matters......................................37

           Section 8.06.         Bulk Transfer Laws...................................................37

           Section 8.07.         Further Assurances...................................................37

           Section 8.08.         Acquisition Proposals................................................37

           Section 8.09.         Employee Matters.....................................................38

           Section 8.10.         CMB Business Records; Transitional Arrangements......................42

           Section 8.11.         Publicity............................................................43

           Section 8.12.         Fees and Expenses....................................................43

           Section 8.13.         Cancellation of Charter Warrants.....................................43

           Section 8.14.         Letter of Credit.....................................................43

           Section 8.15.         Taxes................................................................44

           Section 8.16.         Use of Seller's Name.................................................45

           Section 8.17.         Non-solicitation.....................................................45

           Section 8.18.         Confidentiality......................................................45

           Section 8.19.         Limitations on Seller's Representations and Warranties...............45

           Section 8.20.         Launch Fees..........................................................46

           Section 8.21.         Termination of Charter Contracts.....................................46

           Section 8.22.         CSR Classes..........................................................46

           Section 8.23.         Customer Care Matters................................................47

ARTICLE IX                CONDITIONS..................................................................47

           Section 9.01.         Conditions to Each Party's Obligation................................47

           Section 9.02.         Conditions to Obligation of Holdco...................................47

           Section 9.03.         Conditions to Obligation of Seller...................................48

ARTICLE X                 TERMINATION, AMENDMENT AND WAIVER...........................................49

           Section 10.01.        Termination..........................................................49

           Section 10.02.        Notice of Termination................................................49

           Section 10.03.        Effect of Termination and Abandonment................................50

           Section 10.04.        Amendments...........................................................50

           Section 10.05.        Extension; Waiver....................................................50

ARTICLE XI                INDEMNIFICATION.............................................................51

           Section 11.01.        Indemnification by Seller............................................51

           Section 11.02.        Indemnification by Holdco............................................52

           Section 11.03.        Exclusive Remedy; No Consequential Damages...........................53

           Section 11.04.        Characterization of Indemnification and Other Payments...............53

           Section 11.05.        Damages Net of Insurance; Tax Benefits...............................53

           Section 11.06.        Procedures Relating to Third Party Claims............................53

           Section 11.07.        Indemnification Holdback.............................................55

ARTICLE XII               GENERAL PROVISIONS..........................................................56

           Section 12.01.        Notices..............................................................56

           Section 12.02.        Entire Agreement.....................................................57

           Section 12.03.        Severability.........................................................57

           Section 12.04.        Third Party Beneficiaries............................................57

           Section 12.05.        Assignment...........................................................58

           Section 12.06.        Specific Performance.................................................58

           Section 12.07.        Governing Law........................................................58

           Section 12.08.        Waiver of Jury Trial.................................................58

           Section 12.09.        Exhibits and Schedules...............................................58

           Section 12.10.        No Strict Construction...............................................58

           Section 12.11.        Counterparts; Effectiveness..........................................58


                                                                Execution Copy

                            ASSET PURCHASE AGREEMENT


                     ASSET PURCHASE AGREEMENT dated as of September 28, 2001, between High Speed Access Corp., a Delaware corporation ("Seller"), and Charter Communications Holding Company, LLC, a Delaware limited liability company ("Holdco").

                                    RECITALS


                     WHEREAS, Seller is engaged in the business of providing broadband Internet access over cable and related services (the "Business");

                     WHEREAS, a significant portion of the Business conducted by Seller relates to the provision of high speed internet access to residential and commercial customers of Holdco and its Affiliates via cable modems pursuant to the Full Turnkey Agreement and Second NSA Agreement (each as hereinafter defined), and includes research and development and implementation of that business (the "Cable Modem Business");

                     WHEREAS, Seller desires to sell, transfer and assign to Holdco, and Holdco desires to purchase and assume from Seller, certain of the assets and liabilities of the Cable Modem Business, namely, the Acquired Assets and Assumed Liabilities, upon the terms and subject to the conditions set forth herein;

                     WHEREAS, Seller has notified its cable partners that it intends to exit from certain one-way cable television markets and to exit all of its turnkey contracts with cable operators other than Holdco;

                     WHEREAS, in order to induce Seller and Holdco to enter into this Agreement, as of the date hereof, Seller, Charter Communications Ventures, LLC ("Charter Ventures"), Vulcan Ventures Incorporated ("Vulcan") and certain other stockholders of Seller are entering into a Voting Agreement, substantially in the form attached as Exhibit A hereto (the "Voting Agreement");

                     WHEREAS, in order to induce Holdco to enter into this Agreement, as of the date hereof, Charter Communications, Inc., a Delaware corporation ("CCI") and Seller are entering into a Services and Management Agreement, substantially in the form attached as Exhibit B hereto (the "Management Agreement");

                     WHEREAS, in order to induce Seller to enter into this Agreement, as of the date hereof, Holdco and Seller are entering into a License Agreement, substantially in the form attached as Exhibit C hereto (the "License Agreement"); and

                     WHEREAS, in order to induce Holdco to enter into this Agreement, as of the date hereof, Holdco and Seller are entering into a Billing Letter Agreement, substantially in the form attached as Exhibit D hereto (the "Billing Letter Agreement").

                     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                     Section 1.01. Specified Definitions. As used in this Agreement, the following capitalized terms have the meanings specified below:

                     "Accounts Payable" means the accounts payable by Seller arising out of the operation of the Cable Modem Business as of the Closing Date (to the extent not paid or retained by Seller as of or at the Closing), excluding the Intercompany Payments and the Excluded Liabilities.

                     "Accounts Receivable" means the accounts receivable, as of the Closing Date, of Seller arising out of the operation of the Cable Modem Business, including the Adjusted Accounts Receivable.

                     "Acquired Current Assets" means Adjusted Accounts Receivable, Assigned Security Deposits and Prepayments.

                     "Adjusted Accounts Receivable" means the sum of the following:

                     (a) 100% of all Seller's accounts receivable from Holdco related to the Second NSA Agreement plus amounts billed and outstanding from September 1, 2001 through the Closing Date with respect to circuits and web hosting plus any outstanding Incremental Costs (as such term is defined in the Management Agreement) (collectively, the "CCI Receivables"), excluding the Intercompany Payments; and

                     (b) amounts due to Seller from users of Seller's services in the Cable Modem Business as of the Closing Date that are not more than 90 days past the date of the applicable invoice (being not more than 60 days past the end of the applicable service period), which amounts are calculated as set forth on Schedule 1.01(a) (the "Non-CCI Receivables").

                     "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                     "Assigned Security Deposits" means the Security Deposits set forth on Schedule 1.01(b).

                     "Assigned Voice & Data Circuits" means voice circuits, data circuits and related contracts and agreements pertaining primarily to the CMB Sites set forth on Schedule 1.01(c).

                     "Assumed Capital Leases" means the Capital Leases set forth on Schedule 1.01(d).

                     "Assumed Capital Lease Liabilities" means all Liabilities of Seller under the Assumed Capital Leases, valued at their GAAP carrying value on the Closing Date.

                     "Assumed Contracts" means all of the Contracts set forth on
Schedule 5.11(a)(i), together with (i) subscription agreements with individual residential subscribers or commercial establishments for the services provided by Seller with respect to the Cable Modem Business in the ordinary course of business; (ii) miscellaneous service Contracts or buyer's requirements Contracts with Seller's vendors terminable at will or upon notice of thirty (30) days or less without penalty; and (iii) any Contract not involving a monetary obligation in excess of $25,000 payable within 12 months.

                     "Assumed Current Liabilities" means the Accounts Payable, Hired Employee Costs and Other Current Liabilities.

                     "Assumed Operating Leases" means the Operating Leases set forth on Schedule 1.01(e).

                     "Assumed Operating Lease Liabilities" means all Liabilities of Seller under the Assumed Operating Leases.

                     "Assumed Real Estate Leases" means the Real Estate Leases set forth on Schedule 1.01(f).

                     "Assumed Real Estate Lease Liabilities" means all Liabilities of Seller under the Assumed Real Estate Leases.

                     "Benefit Plans" means all "employee benefit plans" as defined in Section 3(3) of ERISA and all bonus or other incentive compensation, deferred compensation, supplemental retirement, employee loan, salary continuation, severance, retention, vacation, sick leave, stock or other equity-related award, option or purchase, educational assistance or leave of absence agreements, arrangements, policies or plans maintained directly or indirectly by Seller or any Affiliate of Seller relating to CMB Employees, officers, directors, or other service providers.

                     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to be closed.

                     "Capital Leases" means capital leases with any Person under which Seller is the lessee of, or holds or uses, any machinery, equipment, vehicles or other tangible personal property owned by any Person.

                     "CMB Business Records" means any documents, books, records, files or papers of Seller, whether in hard copy or computer format, primarily related to the Acquired Assets, Assumed Liabilities or the Cable Modem Business, including, without limitation, all training materials, sales and promotional literature, manuals and data, sales and purchase correspondence, personnel and employment records, customer lists, supplier lists, catalogs, research material, e-mail addresses, Charter system IP address blocks, passwords, URLs and domain names, but excluding any and all internal e-mail between Seller's directors, officers and employees residing on Seller's corporate domain whether in relation to the Cable Modem Business or otherwise.

                     "CMB Claims" means rights, claims, actions and causes of action that Seller may have against any third party to the extent relating to the Cable Modem Business, Acquired Assets or the Assumed Liabilities, including all rights of Seller under or pursuant to all warranties, representations, guarantees and service agreements if any, made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller for the Cable Modem Business, or affecting the property, machinery or equipment owned or leased by Seller and used in the conduct of the Cable Modem Business.

                     "CMB Intellectual Property" means any and all Intellectual Property used or held for use or in development for use by or for Seller primarily in relation to or necessary for the Cable Modem Business, other than Seller's website at www.hsacorp.net.

                     "CMB Sites" means Seller's call center and network operating center in Louisville, Kentucky and Seller's data centers (or Internet hosting sites) located at the addresses set forth on Schedule 1.01(g) provided in Washington, D.C. by Exodus Communications, Inc. and in Denver, Colorado by Virado (FKA FirstWorld, Inc.) and Inflow.

                     "Code" means the Internal Revenue Code of 1986, as amended.

                     "Contracts" means contracts, agreements, commitments and other legally binding arrangements, including, without limitation, customer, supplier and subscriber contracts, in each case whether oral or written, relating primarily to the Cable Modem Business to which Seller or any of its Subsidiaries is a party or bound, but excluding Operating Leases, Capital Leases and Real Estate Leases.

                     "Customer Care Matters" means all customer care service issues and complaints (including, without limitation, open Remedy tickets and complaints), third party infringement claims regarding cable modem subscribers' data files and activities (e.g., RIAA and Software Alliance), and law enforcement subpoenas and court orders seeking, without limitation, subscriber database information and activity logs.

                     "Excluded Stockholders" means (1) Holdco, Vulcan and their respective Affiliates and (2) any executive officer or director of Seller who will be entitled to receive any change of control, severance or other payment or benefit in the nature of compensation that is contingent upon consummation of the Transactions (other than solely in his or her capacity as a stockholder of Seller).

                     "Employee Claims" means any allegations of sexual harassment, workplace harassment, unlawful discrimination; violations of city, state and federal equal employment laws; violations of wage/hour laws; unfair employment practices of any type; unfair labor practices; violations of family and medical leave laws; any harm to an employee, independent contractor, or consultant arising from the employment relationship or the termination of that relationship; slander, tortious interference with contract, intentional infliction of emotional distress, invasion of privacy and generally any common law tort of any type; breach of contract; failure to pay benefits due under any arrangement, including any Benefit Plan; violations of the WARN Act; any harm to an individual arising from or through the individual's employment relationship or the termination of that relationship with Seller; unpaid salary or benefits or otherwise, made by any employee of Seller or any of its Subsidiaries against Seller or any of its Subsidiaries.

                     "Environmental Law" means any applicable Legal Requirement relating to pollution or the protection of the environment (including, ambient air, surface water, ground water or land), including, but not limited to any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.ss.ss. 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.ss.ss. 6901 et seq.), the Toxic Substances Control Act (42 U.S.C.ss.ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.ss. 136 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), or the Clean Water Act (33 U.S.C.ss. 1251 et seq.).

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                     "Fixtures and Equipment" means all furniture, fixtures, furnishings, machinery, vehicles, equipment and other tangible personal property (excluding Modem Inventory and Other Inventory) owned or leased by Seller or its Subsidiaries and used or held for use primarily in relation to or necessary for the Cable Modem Business and the CMB Sites, including all Seller-owned or leased equipment in Holdco's systems headends and subscriber homes (but excluding Fixtures and Equipment the subject of the Capital Leases and Operating Leases described in Sections 2.02(e) and (f)).

                     "Full Turnkey Agreement" means the Network Services Agreement, dated November 25, 1998, by and among Seller, CCI and Marcus Cable, Inc., as assigned by CCI to Holdco pursuant to the Assignment of the Network Services Agreement between Seller, Holdco and CCI dated November 8, 1999.

                     "GAAP" means United States generally accepted accounting principles, consistently applied.

                     "Governmental Authority" means any agency, board, bureau, court, commission, department, instrumentality or administration of any foreign government, the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.

                     "Hazardous Substances" means any substance, material or waste that is classified, characterized or otherwise regulated by any applicable Environmental Law as hazardous, toxic, pollutant, contaminant, or words of similar meaning and effecting, including but not limited to (a) any petroleum or petroleum compounds (refined or crude); (b) asbestos or asbestos-containing material; and (c) polychlorinated biphenyls.

                     "Hired Employee Costs" means the sum of (a) the accrued and unpaid base salary and base wages as of the Closing Date, together with accrued (in accordance with GAAP) and unpaid employer taxes with respect thereto, (b) the economic value of unused vacation and sick time as of the Closing Date, together with accrued (in accordance with GAAP) and unpaid employer taxes with respect thereto, and (c) up to $750,000 of accrued bonuses, in each case to be paid or credited to Hired Employees by Holdco pursuant to Section 8.09 hereof.

                     "Houlihan Lokey" means Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                     "Houlihan Lokey Opinion" means the opinion rendered by Houlihan Lokey to the Board of Directors of Seller, dated September 21, 2001, to the effect that, as of such date, the Cash Amount (as adjusted pursuant to Section 3.03), together with the assumption by Holdco of the Assumed Liabilities, constitutes fair consideration and reasonably equivalent value for the Acquired Assets.

                     "HSA Common Stock" means the common stock of Seller, par value $0.01 per share.

                     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                     "HSR Date" means the date upon which the waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired.

                     "Intellectual Property" means any or all of the following and all intellectual property rights in, arising out of, or associated therewith: (i) all United States and other patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"),
(ii) all inventions (whether patentable or not), improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing ("Trade Secrets"), (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"), (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and any registrations and applications therefor throughout the world;
(vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Marks"), (viii) all rights in interactive or noninteractive computer program instruction code, whether in human-readable source code form, machine-readable binary form, firmware, scripts, interpretive text, or otherwise, along with any technical, user, or other documentation related thereto, and including any related data files or data objects, and all media on which any of the foregoing is recorded ("Software"), (ix) all rights in worldwide web addresses, Uniform Resource Locators, and domain names, and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                     "Intercompany Payments" means, collectively, the fixed amounts payable by Seller and Holdco pursuant to Sections 4.02(a) and 4.03(b) hereof.

                     "Launch Fees" means fees payable by Seller to Holdco pursuant to the Second NSA Agreement with respect to the launch of new cable modem services.

                     "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, permit, agency notice or order, approval, consent decree, order or other written requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, together with all related amendments, implementing regulations, and reauthorizations including any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration.

                     "Lehman Opinion" means the opinion rendered by Lehman to the Board of Directors of Seller, dated September 21, 2001, to the effect that, as of such date, the consideration to be received by Seller pursuant to this Agreement is fair to Seller from a financial point of view.

                     "Liabilities" means, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent, known or unknown, of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such Person's balance sheet or other books and records.

                     "Liens" means mortgages, liens (including Tax liens), security interests, easements, rights of way, pledges, restrictions or encumbrances of any nature whatsoever.

                     "Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any reasonable costs and expenses, including, without limitation, attorney's and other advisors' fees and disbursements.

                     "Material Adverse Effect" means an effect or change that, when taken together with all other effects or changes, is materially adverse to
(i) the condition or value of the Acquired Assets or to the business, financial condition or results of operations of the Cable Modem Business or (ii) the ability of Seller to perform its obligations under this Agreement or the Management Agreement or to consummate the Transactions, provided that none of the following shall be deemed in and of itself, either alone or in combination, to constitute a Material Adverse Effect on Seller: (A) any changes in general economic conditions; (B) any changes generally affecting the industries in which Seller and its Subsidiaries operate that do not disproportionately affect Seller; or (C) any changes negatively affecting the Cable Modem Business to the extent arising from or relating to actions taken by CCI pursuant to the terms of the Management Agreement.

                     "Material Contract" means any Contract other than: (i) subscription agreements with individual residential subscribers or commercial establishments for the services provided by Seller with respect to the Cable Modem Business in the ordinary course of business; (ii) miscellaneous service Contracts or buyer's requirements Contracts with Seller's vendors terminable at will or upon notice of thirty (30) days or less without penalty; (iii) any Contract not involving a monetary obligation in excess of $25,000 payable within a 12 month period; and (iv) employment contracts for Persons who are not Hired Employees.

                     "Modem Inventory" means modems and related supplies and parts owned by Seller at the CMB Sites or in transit from or to the CMB sites.

                     "Operating Leases" means operating leases with any Person under which Seller is the lessee of, or holds or uses, any machinery, equipment, vehicles or other tangible personal property owned by any Person (and does not include Capital Leases).

                     "Other Current Assets" means any current assets of Seller used in or primarily relating to or necessary for the Cable Modem Business as of the Closing Date, included in the Acquired Assets and transferred to Holdco at the Closing, determined in accordance with GAAP, other than Adjusted Accounts Receivable, Assigned Security Deposits and Prepayments. Other Current Assets shall not include Other Inventory, the Intercompany Payments or Excluded Assets.

                     "Other Current Liabilities" means accrued expenses and other current Liabilities (determined in accordance with GAAP) of Seller as of the Closing Date in relation to the Cable Modem Business that are included in the Assumed Liabilities and assumed by Holdco at the Closing. Other Current Liabilities shall include, without limitation, (a) all accrued and unpaid real property and personal property taxes (taking into account Section 8.15(b)), (b) accrued (in accordance in with GAAP) and unpaid expenses relating to the Acquired Assets for periods prior to the Closing Date and (c) any amounts due with respect to franchise fees. Notwithstanding the foregoing, Other Current Liabilities shall not include Assumed Capital Lease Liabilities, Assumed Real Estate Lease Liabilities, Assumed Operating Lease Liabilities, CSR Charges (as defined in Section 8.22 below), Accounts Payable, Hired Employee Costs, real property and personal property taxes and accrued and unpaid expenses relating to the Acquired Assets attributable to post-Closing periods (taking into account
Section 8.15(b)), Transfer Taxes and any liability of Seller in respect of Taxes in accordance with Section 2.04(e) hereof.

                     "Other Inventory" means all inventory owned by Seller other than the Modem Inventory.

                     "Permits" means any permits, licenses, franchises and other authorizations by or of any Governmental Authority that are owned or held by or otherwise have been granted to or for the benefit of Seller and that relate to the operation of the Cable Modem Business or the CMB Sites.

                     "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments and governmental charges not yet due and payable or Taxes being contested in good faith by appropriate proceedings, all of which as of the date hereof are disclosed on Schedule 1.01(i); (b) zoning laws and ordinances and similar Legal Requirements; (c) any right reserved to any Governmental Authority to regulate the affected property; (d) in the case of any leased Acquired Asset, (i) the rights of any lessor and (ii) any Lien granted by any lessor of such leased Acquired Asset; (e) inchoate materialmens', mechanics', workmen's, repairmen's or other like inchoate Liens arising in the ordinary course of business which constitute Assumed Liabilities; (f) in the case of Real Property Leases, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which do not individually or in the aggregate materially interfere with the right to convey such leasehold or other interest; or (g) any Lien that does not individually or in the aggregate together with other Permitted Liens interfere with the continued use of the Acquired Assets subject thereto or the operation of the Cable Modem Business as currently being conducted; provided, that the dollar amount of the financial obligations to which any Permitted Lien or Liens relate shall not exceed $50,000 in the aggregate (provided, further that such $50,000 limit shall not apply to the Liens described in subparagraph (a) above).

                     "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

                     "Prepayments" means all prepaid expenses of Seller as of the Closing Date described on Schedule 1.01(h).

                     "Real Estate Leases" means leases or subleases of real property under which Seller is a lessee or sub-lessee.

                     "Second NSA Agreement" means the Network Services Agreement, dated May 12, 2000, by and between Seller and CCI, as assigned by CCI to Holdco pursuant to the Assignment and Assumption Agreement between CCI and Holdco dated August 1, 2000.

                     "Security Deposits" means security, restricted cash, vendor, utility or other deposits.

                     "Series D Preferred Stock" means Series D Senior Convertible Preferred Stock of Seller, par value $0.01 per share.

                     "Subsidiaries" means any entity directly or indirectly controlled by Seller, including HSA Telecom Operating Co., Inc., HSA International, Inc. and Digital Chainsaw, Inc.

                     "Tax" or "Taxes" means all taxes of any kind, charges, fees, customs, duties, imposts, levies, required deposits or other assessments, including, without limitation, all net income, gross receipts, ad valorem, value added, alternative or add-on minimum (including taxes under Section 59A of the Code), transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated, withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, severance, stamp, occupation, and personal and real property taxes, together with any interest and any penalties, additions to tax or additional amounts, imposed by any Federal, state, local or foreign taxing authority, whether disputed or not, and shall include any liability pursuant to Treasury Regulation ss.1.1502-6 or any tax sharing or contribution agreement and any transferee or successor liability in respect of Taxes.

                     "Technology and Know-How" means all Trade Secrets, engineering information, specifications, designs, drawings, processes and quality control data, computer hardware, management information systems, Software, Marks, and any other intangible property and applications for the same used or held for use or in development for use by or for Seller primarily in relation to or necessary for the operation of the Cable Modem Business, including any technology evaluation reports and white papers, other than technology, know-how and other intangible property and applications that are non-confidential and generally known and used in the high speed Internet access industry.

                     "Transactions" means the sale and purchase of the Acquired Assets, the assumption of the Assumed Liabilities, and the other transactions contemplated by this Agreement and the other Transaction Documents.

                     "Transaction Documents" means this Agreement, the Voting Agreement, the Management Agreement, the License Agreement, the Billing Letter Agreement and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement.

                     "Transfer Tax" or "Transfer Taxes" means any Federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

                     "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor Legal Requirement, and the rules and regulations thereunder and under any successor law.

                     Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                     Section 1.02. Other Terms. Other capitalized terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                     Section 1.03. Interpretation.

                     (a) When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated.

                     (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                     (c) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

                     (d) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                     (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                     (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                     (g) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

                     (h) Unless otherwise specifically provided herein, all references to any financial or accounting terms shall be defined in accordance with GAAP.

                     (i) The term "day", unless specified as a "Business Day", means a calendar day.

                     (j) The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be the date referenced in the Recitals hereto.


                                   ARTICLE II
                      TRANSFER OF ASSETS AND LIABILITIES

                     Section 2.01. Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller will sell, assign, transfer, convey and deliver to Holdco, and Holdco will purchase, acquire and accept from Seller, all right, title and interest of Seller or any of its Subsidiaries in and to the Acquired Assets free and clear of all Liens other than Permitted Liens. The term "Acquired Assets" means all of the business, properties, assets, contracts, permits, licenses, authorizations, interests, claims, goodwill and rights of Seller, whether real or personal, tangible or intangible, and wherever located, that are owned, leased, used or held for use by Seller or any of its Subsidiaries primarily in, or primarily relating to or necessary to the performance of, the Cable Modem Business, other than the Excluded Assets. The Acquired Assets include, without limitation, the following:

                     (a) the Assumed Real Estate Leases;

                     (b) the Assumed Capital Leases;

                     (c) the Assumed Operating Leases;

                     (d) the Assigned Security Deposits;

                     (e) subject to Section 2.02(h), all Fixtures and Equipment, including, but not limited to, those set forth on Schedule 2.01(e);

                     (f) the Assigned Voice & Data Circuits;

                     (g) all Accounts Receivable;

                     (h) the Assumed Contracts;

                     (i) the CMB Intellectual Property, including, but not limited to, the CMB Intellectual Property set forth on Schedule 2.01(i);

                     (j) the Technology and Know-How, including, but not limited to, the Technology and Know-How set forth on Schedule 2.01(j);

                     (k) all Permits, including, but not limited to, those set forth on Schedule 2.01(k);

                     (l) all CMB Claims;

                     (m) all Prepayments;

                     (n) the Other Current Assets;

                     (o) all Modem Inventory;

                     (p) the CMB Business Records; and

                     (q) all goodwill related to the foregoing assets.

                     Seller and Holdco acknowledge that the Accounts Receivable, Prepayments, CMB Claims, Other Current Assets, Modem Inventory and CMB Business Records included in the Acquired Assets may change in the ordinary course of business consistent with Section 7.01.

                     Section 2.02. Excluded Assets. The term "Excluded Assets" means all assets of Seller other than the Acquired Assets, including the following:

                     (a) the capital stock in each of the Subsidiaries;

                     (b) all contracts, agreements, commitments and other legally binding arrangements, whether oral or written, other than the Assumed Contracts;

                     (c) all Security Deposits other than the Assigned Security Deposits;

                     (d) all Real Estate Leases other than the Assumed Real Estate Leases;

                     (e) all Capital Leases other than the Assumed Capital
Leases;

                     (f) all Operating Leases other than the Assumed Operating Leases;

                     (g) all voice circuits, data circuits and related contracts and agreements other than the Assigned Voice & Data Circuits, including those set forth on Schedule 2.02(g)

                     (h) the Fixtures and Equipment set forth on Schedule
2.02(h);

                     (i) all Other Inventory;

                     (j) all assets (including, without limitation, facilities, equipment, intellectual property, technology, permits and licenses) that are both (i) used primarily in businesses other than the Cable Modem Business and
(ii) not necessary for the performance of the Cable Modem Business;

                     (k) all cash on hand or in banks and all cash equivalents or similar type investments, uncollected checks, bank accounts, certificates of deposit, Treasury bills and other marketable securities;

                     (l) all insurance policies of Seller and rights thereunder, including, without limitation, all insurance proceeds received prior to the Closing, or rights to insurance proceeds receivable after the Closing (except as otherwise provided in Section 2.05 hereof);

                     (m) all rights, claims and causes of action relating to any of the Excluded Liabilities or the Excluded Assets;

                     (n) all rights and claims for refunds of, or credits against, Taxes (including all investment tax credits, research credits and credits for prepayments of Taxes), except as otherwise provided in Section 8.15(b); and

                     (o) the miscellaneous assets set forth on Schedule 2.02(o).

                     Section 2.03. Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, Holdco hereby agrees to assume, effective as of the Closing, and agrees to pay, perform and discharge when due, the following (collectively the "Assumed Liabilities"):

                     (a) Except as set forth in Section 2.03(b) below, all Liabilities of Seller accruing and relating to periods on or after the Closing Date in respect of the Acquired Assets as assigned and transferred to Holdco at the Closing (taking into account Section 8.15); and

                     (b) the following Liabilities of Seller without regard to the periods to which such Liabilities relate:

                     (i) the Assumed Current Liabilities;

                     (ii) the Assumed Capital Lease Liabilities;

                     (iii) the Assumed Operating Lease Liabilities; and

                     (iv) the Assumed Real Estate Lease Liabilities.

                     Section 2.04. Excluded Liabilities. All Liabilities of Seller or any of its Subsidiaries, whether or not arising out of the Acquired Assets or the Cable Modem Business, other than the Assumed Liabilities, will remain and be the obligations and liabilities solely of Seller and will be "Excluded Liabilities", including, without limitation, the following:

                     (a) any Liabilities of Seller or any of its Subsidiaries to the extent not arising out of, relating to or otherwise in respect of the Acquired Assets or the Cable Modem Business (or the operations thereof);

                     (b) any Liability of Seller or any of its Subsidiaries (i) for or arising out of any indebtedness of Seller or any of its Subsidiaries for borrowed money, (ii) for any credit, loan or other agreements arising out of or relating to the Acquired Assets and pursuant to which Seller or any of its Subsidiaries has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any Acquired Asset or (iii) with respect to any financial obligation underlying any Permitted Lien existing as of the Closing Date;

                     (c) all Liabilities arising out of the leasing or operation of (i) the CMB Sites before the Closing Date and (ii) any property or facility other than the CMB Sites at any time, including without limitation any Liabilities relating to personal injury, property damage, the environment, on-site or off-site waste disposal or any contractual indemnification provided in connection with such property or facility;

                     (d) any Liability of Seller or any of its Subsidiaries under contracts, agreements, commitments and other legally binding arrangements, whether written or oral to which Seller or any of its Subsidiaries is a party or is bound, other than (1) Liability under the Assumed Contracts to the extent such Contracts are validly assigned to Holdco and do not relate to acts or omissions of Seller occurring prior to the Closing Date or which are to be paid, performed or satisfied prior to the Closing Date and (2) Assumed Current Liabilities to the extent that such Liabilities relate to Assumed Contracts that are validly assigned to Holdco;

                     (e) any Liability of Seller or any of its Subsidiaries in respect of Taxes (including real or personal property Taxes) for all periods ending on or prior to the Closing Date (except as otherwise provided in Section
8.15 hereof);

                     (f) any Liability with respect to (i) any employment agreement or understanding with any employee of Seller, whether written or oral (except with respect to the Hired Employee Costs), (ii) any agreement, plan or policy relating to Seller's employees or employment matters, including, without limitation, any stock option or other incentive plan, Benefit Plan, consulting, severance, change of control or similar agreement and (iii) any Employee Claims to the extent relating to events occurring prior to the Closing Date; and

                     (g) any claim, action, suit, proceeding, arbitration, investigation or hearing, any tolling, settlement or license agreement with respect to any of the foregoing, or any other activity or procedure, or any notice of any of the foregoing which could result in any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority arising out of or relating to the Acquired Assets and commenced, or related to an event occurring, on or prior to the Closing Date.

                     Section 2.05. Risk of Loss; Condemnation.

                     (a) Seller shall bear the risk of loss of, and all obligations, if any, to insure, the Acquired Assets prior to the Closing, and such risk of loss and obligation to insure with respect to the Acquired Assets shall transfer, with the Acquired Assets, from Seller to Holdco at the Closing. If any such loss or damage is so substantial as to prevent the operation of any material portion of the Acquired Assets or Cable Modem Business or the replacement or restoration of the lost or damaged property within 45 days after the occurrence of the event resulting in such loss or damage, Seller will promptly notify Holdco of that fact and Holdco, at any time within 10 days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect or (ii) terminate this Agreement pursuant to Article X hereof. If Holdco elects to so terminate this Agreement, Holdco and Seller will be discharged of any and all obligations hereunder, subject to Article X hereof. If, on the other hand, Holdco elects to waive such defect notwithstanding such loss or damage, there will be no adjustment to the Purchase Price on account of such loss or damage, but upon the consummation of the transactions contemplated by this Agreement, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (other than insurance proceeds in respect of "business interruption" damages based upon lost profits or business opportunities) will be delivered by Seller to Holdco, or the rights to such proceeds will be assigned by Seller to Holdco if not yet paid over to Seller.

                     (b) If, prior to the Closing, all or any part of, or interest in, the Acquired Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Holdco that it intends to condemn all or any part of the Acquired Assets (such event being called, in either case, a "Taking"), then (i) Holdco will have the sole right, in the name of Seller, if Holdco so elects, to negotiate for, claim and contest (and shall have the right to receive all damages at the Closing with respect to) the Taking, (ii) Seller will be relieved of its obligation to convey to Holdco the Acquired Assets or interests that are the subject of the Taking, (iii) at the Closing, Seller will assign to Holdco all of Seller's rights to all damages payable with respect to such Taking and will pay to Holdco all damages previously paid to Seller with respect to the Taking, and (iv) following the Closing, Seller will give Holdco such further assurances of Seller's rights and the assignment of Seller's rights, in each case with respect to the Taking as contemplated in clauses (i) through (iii) above, as Holdco may from time to time reasonably request. The foregoing will not affect or limit the scope of any representation or warranty of Seller in this Agreement.

                     Section 2.06. Assignment of Contracts, Etc. Notwithstanding anything contained herein to the contrary, no Contracts, Real Estate Leases, Capital Leases, Operating Leases, Intellectual Property, Technology and Know-How or Permits shall be assigned contrary to any Legal Requirement or the terms thereof. If there are Contracts, Real Estate Leases, Capital Leases or Operating Leases which form part of the Acquired Assets that cannot be assigned or novated to Holdco on the Closing Date, the performance obligations of Seller thereunder shall, if so elected by Holdco, in its sole discretion (unless not permitted by such Contracts, Real Estate Leases, Capital Leases or Operating Leases) be deemed to be subleased or subcontracted to Holdco until such Contracts, Real Estate Leases, Capital Leases or Operating Leases have been assigned or novated (it being understood that the failure to obtain such consents shall not reduce the Purchase Price). Holdco shall take all necessary actions to perform and complete all Contracts, Real Estate Leases, Capital Leases or Operating Leases which form part of the Acquired Assets in accordance with their terms if neither assignment, novation, subleasing nor subcontracting is permitted by the other party. Seller shall pay over to Holdco any amounts received by Seller or its Subsidiaries after the Closing (in so far as they relate to post-Closing periods or performance) as a result of performance by Holdco of such Contracts, Real Estate Leases, Capital Leases or Operating Leases, which payment shall be made promptly, but in no event more than ten (10) days following receipt thereof by Seller or any of its Subsidiaries (without set off or demand of any kind). Nothing contained in this Section 2.06 shall prevent Holdco from exercising its right to terminate this Agreement pursuant to Section 10.1(d) as a result of conditions contained in Section 9.02 not being satisfied. Notwithstanding anything to the contrary herein, Holdco shall be entitled to indemnification for Damages (subject to the terms of Article XI hereof) with respect to any failure by Seller to assign or novate any Assumed Contract, Assumed Real Estate Lease, Assumed Capital Lease or Assumed Operating Lease.


                                  ARTICLE III
                                PURCHASE PRICE

                     Section 3.01. Purchase Price. Subject to Sections 3.02 and 3.03, the purchase price for the Acquired Assets (the "Purchase Price") shall be
(i) $81,100,000 in cash (the "Cash Amount"), (ii) 75,000 shares of Series D Preferred Stock, together with the cancellation of any rights to dividends with respect to such shares, and (iii) the cancellation of the Charter Warrants.

                     Section 3.02. Holdbacks. At the Closing, Holdco shall set aside and hold back the following from the Purchase Price, as adjusted pursuant to Section 3.03:

                     (a) cash in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) for use in effectuating the settlement of the adjustments under Section 3.03 (the "Adjustment Holdback"); and

                     (b) cash in the amount of Four Million Dollars ($4,000,000) for use in effectuating the settlement of indemnity claims under Article XI (the "Indemnification Holdback").

The Adjustment Holdback shall not bear interest or be subject to any charge or expense by Holdco.

                     Section 3.03. Purchase Price Adjustments. At the Closing, the Purchase Price shall be adjusted in the manner set forth on Schedule 3.03. The Purchase Price shall be adjusted, and Schedule 3.03 shall provide, as follows:

                     (a) the Cash Amount shall be reduced by the amount of each of (i) Assumed Capital Lease Liabilities, (ii) Assumed Current Liabilities, and
(iii) the CSR Charges; and

                     (b) the Cash Amount shall be increased by the amount of the Acquired Current Assets.

For the avoidance of doubt, the dollar amount of each Adjustment Item (as defined in Section 3.04(a) below) that will be set forth on Schedule 3.03 shall be determined in accordance with Section 3.04(a), subject to further adjustment in accordance with Sections 3.04(b) and (c).

                     Section 3.04. Determination of Adjustments.

                     (a) Closing Statement.

                     (i) Five (5) Business Days prior to the date of the Seller Stockholder Meeting (as defined in Section 8.01 below), Holdco and Seller shall jointly prepare a statement (the "Closing Statement") in the form attached as
Schedule 3.03. The Closing Statement shall set forth (A) Seller's good faith estimate of the Assumed Capital Lease Liabilities, Acquired Current Assets and Assumed Current Liabilities, including all line items of each, in each case as of the Closing Date, and (B) Holdco's good faith estimate of the CSR Charges as of the Closing Date. Holdco and Seller shall deliver to each other a copy of all supporting evidence and work papers, books and records associated with such preparation of their respective entries on the Closing Statement as each party may reasonably request. Holdco and Seller will have five (5) Business Days following the completion of the Closing Statement to review the other party's entries on the Closing Statement and supporting information and to notify the other party of any disagreements with the other party's estimates therein. If Holdco or Seller provides a written notice of disagreement (the "Disagreement Notice") with all or any of the other party's entries on the Closing Statement within such five (5) Business Day period, Holdco and Seller will negotiate in good faith to resolve any such dispute prior to the Closing. If no Disagreement Notice is delivered or if a Disagreement Notice is delivered and the parties resolve any such dispute before the Closing, then they shall each sign a certificate to that effect and the Purchase Price shall be adjusted at the Closing by the agreed upon amount. If a dispute can not be resolved on or before the Closing, then the Purchase Price shall be adjusted at the Closing as follows:

                     (1) with respect to each line item of the Assumed Capital Lease Liabilities, Acquired Current Assets, Assumed Current Liabilities and CSR Charges (each such line item referred to herein as an "Adjustment Item") about which there is no good faith dispute at the Closing, by the full amount of each such Adjustment Item as set forth on the Closing Statement; and

                     (2) with respect to Adjustment Items about which there is a good faith dispute in amount, by the undisputed amount of such item set forth on the Disagreement Notice plus one-half of the difference between each party's estimate of the amount of the Adjustment Item at issue.

Regardless of the amount of the Purchase Price adjustments made pursuant to this
Section 3.04(a)(i), Holdco shall hold back the entire amount of the Adjustment Holdback.

                     (ii) Within thirty (30) days after the Closing Date, if either party determines that all or any of its entries on the Closing Statement are inaccurate, it will deliver a corrected Closing Statement to the other party, indicating the corrections made (the "Corrections") and a copy of all supporting evidence and work papers, books and records associated with the Corrections. The aggregate dollar amount of the Corrections will, if undisputed by the other party, be deemed to be final and binding; provided, however, that all or any of the Corrections may be disputed pursuant to Section 3.04(a)(iii).

                     (iii) Within sixty (60) days after the Closing Date, Holdco and Seller shall deliver to each other a written notice setting forth their respective objections to the other party's entries on the Closing Statement, including any objections to the Corrections and any adjustment made at the Closing pursuant to Section 3.04(a)(i), together with a summary of the reasons therefor and its determination of each Adjustment Item to which it objects (collectively, the "Second Disagreement Notice"). In connection with its review and verification of a Second Disagreement Notice, each party shall be permitted to review all supporting evidence and work papers, books and records associated with such preparation as such party may reasonably request.

                     (iv) If a party:

                     (1) does not timely deliver a Disagreement Notice or a Second Disagreement Notice, then the other party's entries on the Closing Statement shall be deemed final and binding as of such sixtieth (60th) day after the Closing Date;

                     (2) timely delivers a Disagreement Notice and such dispute is resolved with respect to all Adjustment Items in dispute on such Disagreement Notice prior to the Closing pursuant to Section 3.04(a)(i) and the party that delivered the Disagreement Notice does not timely deliver a Second Disagreement Notice then the other party's entries on the Closing Statement and so agreed shall be deemed final and binding as of such sixtieth (60th) day after the Closing Date; or

                     (3) timely delivers a Disagreement Notice and such dispute is not resolved with respect to all Adjustment Items in dispute on such Disagreement Notice prior to the Closing (such that an adjustment of one or more Adjustment Items is made at the Closing pursuant to Section 3.04(a)(i)) then if neither party timely delivers a Second Disagreement Notice with respect to such disputed items, such Closing adjustments shall be deemed final and binding as of such sixtieth (60th) day after the Closing Date.

                     (v) Holdco and Seller shall have thirty (30) days after delivery of a Second Disagreement Notice to object to the Second Disagreement Notice. If the party receiving the Second Disagreement Notice does not so object in writing within such period, then the Second Disagreement Notice shall be deemed final and binding on the thirtieth (30th) day after delivery thereof. If the party receiving the Second Disagreement Notice does object to such notice in writing within such period, such written notice shall include a reasonably specific description of the basis of its objections. Holdco and Seller shall negotiate in good faith to resolve any dispute during the five (5) Business Day period following delivery of the written objection. If Holdco and Seller resolve all such differences and each signs a certificate to that effect, the Second Disagreement Notice, as adjusted, shall be deemed final and binding for purposes of this Agreement. If Holdco and Seller are unable to resolve all of such differences, the Adjustment Items as to which the parties have agreed shall be final and binding for purposes of this Agreement (and the parties shall issue an appropriate certificate), the remaining items shall be determined as provided in

Section 3.04(b) below and final settlement of the Adjustment Items shall be made in accordance with Section 3.04(c) below.

                     (b) Adjustment Dispute Resolution. To resolve any disputes in connection with the calculation of Adjustment Items that are not resolved pursuant to the procedures set forth in Section 3.04(a) above, the parties shall submit the dispute to Ernst & Young LLP, certified public accountants, or such other nationally recognized firm of independent public accountants that does not serve as an auditor of, or consultant to, Holdco, Seller or any of their respective Affiliates (an "Independent Accounting Firm") as may be jointly selected by Seller and Holdco, who shall, acting as experts and not as arbitrators, determine on the basis of the standards set forth herein and only with respect to the remaining differences so submitted, whether and to what extent, if any, an Adjustment Item at issue requires adjustment. The Independent Accounting Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The Independent Accounting Firm shall deliver its written determination to Holdco and Seller no later than the thirtieth (30th) day after the submission to it of the Disagreement Notice and/or Second Disagreement Notice and a statement of the objections of Holdco or Seller, as the case may be, thereto, and, in any case, as soon as practicable after such submission. The Independent Accounting Firm's determination shall be conclusive and binding upon the parties. With respect to each disputed Adjustment Item, the fees and disbursements of the Independent Accounting Firm associated with determining that Adjustment Item shall be allocated between Holdco and Seller in inverse proportion to the allocation of the disputed amount of such Adjustment Item made by the Independent Accounting Firm between Holdco and Seller. For example, if Seller contended that the amount of the Prepayments Adjustment Item was $300,000 and Holdco delivered a Second Disagreement Notice objecting to such amount contending that is was only $200,000, then the amount in dispute with respect to such Adjustment Item would be $100,000. Accordingly, if the Independent Accounting Firm determined that the correct amount was $260,000, Holdco would pay 60% and Seller would pay 40% of the fees and disbursements associated with the Independent Accounting Firm's determination of the Prepayment amount. For purposes of the foregoing calculation, the parties shall instruct the Independent Accounting Firm to provide a breakdown of its overall fees and disbursements between each Adjustment Item which is submitted to the Independent Accounting Firm for resolution. Holdco and Seller shall make available to the Independent Accounting Firm all relevant books and records and any work papers relating to the Second Disagreement Notice and all other items reasonably requested by the Independent Accounting Firm.

                     (c) Final Settlement of Adjustments; Release of Adjustment Holdback. Final settlement of the Purchase Price adjustments described in this
Section 3.04 shall be made after all, and not less than all, Adjustment Items have been deemed final pursuant to Sections 3.04(a) and (b) above (the "Settlement Date"). If, after giving effect to the Purchase Price adjustments to which the parties have agreed or were deemed final and binding pursuant to
Section 3.04(a) or as determined by the Independent Accounting Firm as contemplated in Section 3.04(b), as the case may be, the Purchase Price is increased from the amount paid at the Closing, then Holdco shall pay such amount together with the Adjustment Holdback to Seller no later than five (5) Business Days after the Settlement Date. Any amount payable by Holdco pursuant to the preceding sentence shall not bear interest. If, after giving effect to the Purchase Price adjustments to which the parties have agreed or were deemed final and binding pursuant to Section 3.04(a) or as determined by the Independent

Accounting Firm acting as contemplated in Section 3.04(b), as the case may be, the Purchase Price is reduced from the amount paid at the Closing, then Holdco may hold back and set-off such amount from the Adjustment Holdback and shall return the excess amount of the Adjustment Holdback, if any, to Seller not later than five (5) Business Days after the Settlement Date, and, if the reduction is greater than the Adjustment Holdback, Seller shall pay such excess amount to Holdco no later than five (5) Business Days after the Settlement Date. Any amount payable by Holdco to Seller or by Seller to Holdco pursuant to the preceding sentence shall not bear interest.

                     Section 3.05. Allocation of Purchase Price. As soon as practicable after the Closing, but in no event later than 120 days after the Closing Date, Holdco will deliver to Seller a written estimate of the allocation of the Purchase Price as adjusted pursuant to Section 3.04, plus any liabilities assumed for Federal income tax purposes, among the Acquired Assets, as such Acquired Assets existed immediately prior to the Closing Date consistent with the principles of Code Section 1060. Seller shall notify Holdco in writing within thirty (30) days after receiving Holdco's estimate of the allocation if Seller disagrees with Holdco's allocation. If Seller does not deliver written notice of objection to Holdco within such thirty (30) day period, then Holdco's estimate shall be deemed to have been accepted by Seller, shall become final and binding upon the parties (the "Final Allocation"). During the thirty (30) days immediately following the delivery of notice of objection, Seller and Holdco shall use reasonable good faith efforts to agree on the Final Allocation among the Acquired Assets pursuant to the principles of Code Section 1060. If the Purchase Price is adjusted pursuant to Section 3.04 or Section 11.04 hereof, such adjustment shall be reflected in the Final Allocation hereunder in a manner consistent with Code Section 1060. If at the end of such thirty (30) day period the parties fail to reach agreement on the Final Allocation among the Acquired Assets, then the parties shall engage an appraisal firm to determine such Final Allocation (which determination shall be binding on the parties hereto). During the review by the appraisal firm, Holdco and Seller will each make available to the appraisal firm such individuals and such information, books and records as may be reasonably required by the appraisal firm to determine the Final Allocation. The fees and disbursements of any appraisal firm shall be shared equally between Holdco and Seller. Holdco and Seller shall prepare and timely file IRS Forms 8594 and any other similar forms required to be filed by any other taxing Governmental Authority employing the Final Allocation to report the Transactions to the Internal Revenue Service and to all other taxing Governmental Authorities. Neither Seller nor Holdco shall take a position in any return, Tax proceeding, Tax audit or otherwise inconsistent with the Final Allocation, unless a contrary treatment is required by law.

                                   ARTICLE IV
                                  THE CLOSING

                     Section 4.01. Closing Date. The closing of the purchase, assignment and sale of the Acquired Assets and the assumption of the Assumed Liabilities (the "Closing") will take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, at 10:00 a.m. on a date mutually agreed to by Holdco and Seller (the "Closing Date"), which date shall be as soon as practicable (but in no event later than 5 Business Days) after the satisfaction or waiver of the conditions set forth in Article IX (other than those that by their nature cannot be satisfied until the time of Closing).

                     Section 4.02. Deliveries by Seller at the Closing. At the Closing, Seller shall deliver to Holdco:

                     (a) by wire transfer of immediately available funds to an account designated in writing by Holdco at least 2 Business Days prior to the Closing, the fixed amount calculated as set forth on Schedule 4.02(a) (less any portion thereof paid by Seller between the date hereof and the Closing Date), which amount is due and payable by Seller to Holdco;

                     (b) duly executed deeds, bills of sale, assignments and other documents and instruments of transfer providing for the sale, assignment, transfer, conveyance and delivery of the Acquired Assets in form and substance reasonably satisfactory to Holdco (it being understood that any such deed, bill of sale, assignment or other document or instrument shall not provide for any representations or warranties not otherwise expressly provided for in this Agreement);

                     (c) the officer's certificates required to be delivered pursuant to Sections 9.02(a), (b) and (c);

                     (d) evidence of each of the consents described in Section 9.02(d) in form and substance reasonably satisfactory to Holdco;

                     (e) the opinion of Weil, Gotshal & Manges LLP, counsel to Seller, , as described in Section 9.02(f);

                     (f) any other documents or instruments that are requested by Holdco during the period from the date of this Agreement to the Closing Date that are necessary or reasonably appropriate to evidence the transfer of the CMB Intellectual Property, Technology and Know-How or CMB Business Records;

                     (g) evidence of payment in full of all financial obligations under the Master Agreement to Lease Equipment, dated May 18, 1999 between Seller and Cisco Systems Capital Corporation, in form and substance reasonably satisfactory to Holdco;

                     (h) a FIRPTA Non-Foreign Seller Certificate from Seller certifying that it is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to Holdco; and

                     (i) properly executed copies of each of the Transaction Documents to which Seller is a party and which have not been delivered prior to the Closing Date.

                     Section 4.03. Deliveries by Holdco at the Closing. At the Closing, Holdco shall deliver to Seller:

                     (a) by wire transfer of immediately available funds to an account designated in writing by Seller at least 2 Business Days prior to the Closing, an amount equal to $81,100,000 less (i) the initial Purchase Price adjustments set forth in Section 3.03; (ii) the Adjustment Holdback; and (iii) the Indemnification Holdback;

                     (b) by wire transfer of immediately available funds to an account designated in writing by Seller at least 2 Business Days prior to the Closing, the fixed amount calculated as set forth on Schedule 4.03(b) (less any portion thereof paid by Holdco between the date hereof and the Closing Date), which amount is due and payable by Holdco to Seller;

                     (c) duly executed assumption agreements and other documents and instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to Seller (it being understood that any such agreement, document or instrument shall not provide for any representations or warranties or any Liabilities that are not otherwise expressly provided for in this Agreement);

                     (d) stock certificates representing 75,000 shares of Series D Preferred Stock, which shall be tendered to Seller for cancellation, and Seller shall accept such shares of Series D Preferred Stock so tendered, at which time such shares shall be retired and cancelled and no amount shall be payable by Seller with respect thereto;

                     (e) an instrument in writing executed by Holdco and Vulcan acknowledging the cancellation of any rights to dividends with respect to the 75,000 shares of Series D Preferred Stock, whether such dividends are payable before, on or after the Closing Date in form and substance reasonably satisfactory to Seller;

                     (f) the Amended and Restated Securities Purchase Warrant dated as of May 12, 2000 by and among Seller, CCI and Holdco (which warrants were assigned by CCI to Holdco pursuant to the Assignment and Assumption Agreement between CCI and Holdco dated August 1, 2000) (the "Charter Warrants"), which shall be tendered to Seller for cancellation as contemplated in Section 8.13;

                     (g) the officer's certificates required to be delivered pursuant to Sections 9.03(a), (b) and (c);

                     (h) the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Holdco described in Section 9.03(d); and

                     (i) properly executed copies of each of the Transaction Documents to which Holdco is a party and which have not been delivered prior to the Closing Date.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                     Seller hereby represents and warrants to Holdco as follows; provided, that any of the representations and warranties that Seller makes with respect to itself and the Acquired Assets shall also be deemed to be made by Seller with respect to any Subsidiary of Seller that so holds, owns or has rights to any of the Acquired Assets:

                     Section 5.01. Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to own, lease and operate the Acquired Assets to be sold hereunder and to carry on the Cable Modem Business as now being conducted. Seller is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

                     Section 5.02. Corporate Authorization.

                     (a) Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which Seller is a party and to perform its obligations hereunder and thereunder. Other than the Seller Requisite Vote (as hereinafter defined), no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the other Transaction Documents to which it is a party, or to consummate the Transactions. This Agreement has been duly executed and delivered by Seller and constitutes, and each Transaction Document to which Seller is a party will be duly executed and delivered by Seller at or prior to the Closing and when so executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable against it, each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to enforcement of creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity.

                     (b) The Board of Directors of Seller (the "Seller's Board") has (i) determined that this Agreement and the Transactions are fair to and in the best interests of Seller, (ii) duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Transactions, and (iii) resolved to recommend that the stockholders of Seller vote in favor of a resolution approving this Agreement and the transactions contemplated hereby. The Seller's Board has directed that this Agreement be submitted to the stockholders of Seller for their approval.

                     (c) The affirmative vote of (i) a majority of the votes entitled to be cast by holders of outstanding shares of HSA Common Stock and Series D Preferred Stock, voting together as a single class (it being understood that holders of Series D Preferred Stock are entitled to one vote for each share of HSA Common Stock into which their Series D Preferred Stock may be converted) and (ii) at least two-thirds (2/3) of the votes entitled to be cast by holders of outstanding shares of Series D Preferred Stock, voting separately as a single class are, respectively, the only votes of the holders of any of Seller's capital stock necessary in connection with the approval of this Agreement and the transactions contemplated hereby. The stockholder approvals set forth in clauses (i) and (ii) above are collectively referred to herein as the "Seller Requisite Vote".

                     (d) The sale of the Acquired Assets to Holdco and the consummation of the transactions contemplated hereby are not subject to the limitations or requirements of the provisions of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), and no further action is necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to Holdco in connection with or following such transactions. To Seller's knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement.

                     Section 5.03. Non-Contravention. The execution and delivery by Seller of this Agreement and the other Transaction Documents do not, and the consummation by Seller of the Transactions and the compliance by Seller with the provisions hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the certificate of incorporation and by-laws of Seller, assuming receipt of the Seller Requisite Vote, (ii) except as set forth on Schedule 5.03, any contract, agreement, indenture, mortgage, lease, commitment or obligation of Seller or by which Seller or its properties or assets are bound, or (iii) subject to the governmental filings and other matters referred to in Section 5.04, any Legal Requirement applicable to Seller's operation of the Cable Modem Business or use of the Acquired Assets, other than in the case of clause (ii) above, any such conflicts, violations, or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                     Section 5.04. Governmental Filings; Consents. Except as set forth on Schedule 5.04, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any third party is required to be obtained or made by or with respect to Seller, the Acquired Assets or the Assumed Liabilities in connection with the execution and delivery by Seller of this Agreement or the other Transaction Documents to which Seller is a party or the consummation of the Transactions or compliance by Seller with the provisions hereof or thereof, except for (i) compliance with and filings under the HSR Act and (ii) those that may be required solely by reason of Holdco's (as opposed to any other Person's) participation in the Transactions.

                     Section 5.05. Acquired Assets. Except as set forth on
Schedule 5.05, the Acquired Assets are all of the material assets used in the operation of the Cable Modem Business as it is conducted as of the date hereof.

                     Section 5.06. Absence of Certain Changes or Events. Except as set forth on Schedule 5.06, or as specifically contemplated by this Agreement, since June 30, 2001 there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), that individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or (ii) any sale, assignment or transfer of any asset or property, or any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                     Section 5.07. Proxy Statement. The proxy statement of Seller (the "Proxy Statement") to be filed with the SEC in connection with this Agreement and any amendments and supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. None of the Proxy Statement or any amendment or supplement thereto will, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of Seller or at the time such stockholders vote on the approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Seller in this
Section 5.07 with respect to statements made or incorporated by reference therein based on information supplied by Holdco for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto.

                     Section 5.08. Compliance with Applicable Laws. Except as set forth on Schedule 5.08, Seller complies in all material respects with all Legal Requirements which apply to Seller's operation of the Cable Modem Business and ownership or use of the Acquired Assets. This Section 5.08 does not apply to Environmental Laws which are instead the subject of Section 5.14.

                     Section 5.09. Litigation; Decrees. Except as set forth on
Schedule 5.09 and except for any lawsuit, action or proceeding brought after the date of this Agreement by a Person seeking to delay or prevent, or otherwise challenging, this Agreement or the transactions contemplated hereby, there is no lawsuit, action or proceeding pending, or, to Seller's knowledge, threatened, against Seller relating to the Cable Modem Business, the Acquired Assets or the Transactions.

                     Section 5.10. Security Deposits. The Assigned Security Deposits are the only Security Deposits of Seller in relation to the Assumed Real Estate Leases and the Assumed Capital Leases.

                     Section 5.11. Contracts.

                     (a) Each Material Contract is set forth on Schedule 5.11(a)(i). Each Contract limiting the right of Seller to compete is set forth on Schedule 5.11(a)(ii). A true, complete and correct copy of each Material Contract together with each Assumed Capital Lease and each Assumed Operating Lease (and all amendments, side letters, guarantees, agreements and addenda thereto) has been delivered to Holdco.

                     (b) Each Material Contract, Assumed Capital Lease and Assumed Operating Lease (i) has been duly authorized, executed and delivered by Seller and, to Seller's knowledge, the other parties thereto, (ii) except as set forth on Schedule 5.11(b), remains in full force and effect to the extent of its terms without any waiver not reflected therein, and (iii) is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has not received any written notice threatening or declaring termination of a Material Contract, Assumed Capital Lease or Assumed Operating Lease as a result of any alleged uncured breach or default. Seller has performed all material obligations required to be performed by it to date under each Material Contract, Assumed Capital Lease and Assumed Operating Lease, and Seller is not in material breach or default under any Material Contract, Assumed Capital Lease or Assumed Operating Lease. Neither Seller nor, to the knowledge of Seller, any other party thereto, is in breach or default under (including any circumstances that would result in a breach or default with notice or lapse of time or both) any Material Contract, Assumed Capital Lease or Assumed Operating Lease in any material respect. Neither Seller nor any other party thereto has waived any material provision of any such Material Contract, Assumed Capital Lease or Assumed Operating Lease or agreed to do so. Seller has not received any written notice of breach or default or termination under any Material Contract, Assumed Capital Lease or Assumed Operating Lease.

                     (c) Subject to Seller receiving the consent of any third parties required to assign the Material Contracts, Assumed Capital Leases and Assumed Operating Leases to Holdco and subject to the terms and conditions of any such consent, except as otherwise expressly agreed by Seller and Holdco at the Closing, Holdco will, by virtue of the assignment and assumption of such Material Contracts, Assumed Capital Leases and Assumed Operating Leases contemplated by this Agreement, succeed to the rights of Seller under (but subject to all of the terms, conditions and limitations contained in) the Material Contracts, Assumed Capital Leases and Assumed Operating Leases upon the Closing.

                     Section 5.12. Real Property.

                     (a) Seller does not own any real property that forms part of the Acquired Assets. Seller has valid and enforceable leasehold interests in the Assumed Real Estate Leases free and clear of all Liens, other than Permitted Liens, and such Assumed Real Estate Leases are in full force and effect. Neither Seller nor, to Seller's knowledge, any other party thereto is in breach or default, and no event has occurred that, with the giving of notice or passage of time, would constitute a default thereunder in any material respect. Seller has not received any notice of default by the landlord under any Assumed Real Estate Lease.

                     (b) Seller has provided Holdco with access to true and complete copies of each of the Assumed Real Estate Leases, including all amendments, side letters, guarantees, agreements and addenda thereto. To Seller's knowledge, each CMB Site and any improvements constructed thereon and their current use, conforms in all material respects to (i) all applicable Legal Requirements, and (ii) all restrictive covenants, if any, or other Liens affecting all or part of such premises.

                     (c) There are no pending, or to Seller's knowledge, threatened condemnation actions or special assessments or proceedings for changes in the zoning with respect to the CMB Sites. Seller has complied in all material respects with all notices or orders to correct violations of Legal Requirements issued by any Governmental Authority to Seller in relation to the CMB Sites.

                     Section 5.13. Title to and Condition of the Acquired
Assets.

                     (a) Except as set forth on Schedule 5.13, Seller has good and valid title to, or holds by valid and subsisting lease or license, the

Acquired Assets free and clear of all Liens other than Permitted Liens. This
Section 5.13(a) does not apply to the CMB Intellectual Property or Technology and Know-How which are instead the subject of Section 5.15.

                     (b) The tangible Acquired Assets having an original purchase price, or if leased under a Capital Lease or an Operating Lease, having aggregate lease payments of, at least $10,000 are in good repair and operating condition (subject to normal wear and tear).

                     Section 5.14. Compliance with Environmental Laws.

                     (a) Seller's operation of the Cable Modem Business and use of the Acquired Assets complies in all material respects with applicable Environmental Laws, and Seller is not aware of any Hazardous Substances, contamination condition or pollution existing or resulting from Seller's operation of the Cable Modem Business or use of the Acquired Assets that have given rise or could give rise to any unsatisfied on-site or off-site response, removal, abatement, closure or remedial obligations of Seller under applicable Environmental Laws.

                     (b) Without limiting clause (a) above, Seller's operation of the Cable Modem Business and use of the Acquired Assets, (i) is not subject to any pending action, suit or proceeding by or before any Governmental Authority under applicable Environmental Laws and, to the knowledge of Seller, no such proceeding has been threatened and (ii) to the knowledge of Seller, Seller is not subject to any pending investigation or inquiry by any Governmental Authority under applicable Environmental Laws or subject to any listing or the threat of listing under Federal Superfund or state hazardous waste site criteria.

                     (c) All material permits, licenses or similar authorizations, if any, required to be obtained, retained or renewed by Seller under applicable Environmental Laws in connection with the operation of the Cable Modem Business and use of the Acquired Assets, including, without limitation, those relating to the treatment, storage, disposal or release of Hazardous Substances have been duly obtained, and, if applicable, retained or renewed, and Seller has complied in all material respects with the terms and conditions of all such permits, licenses and similar authorizations.

                     (d) To Seller's knowledge it has no material liability to any person or entity as a result of any release of any Hazardous Substances in connection with Seller's operation of the Cable Modem Business or use of the Acquired Assets.

                     Section 5.15. Intellectual Property Rights.

                     (a) Seller owns, licenses or has other valid rights, title and interest, free and clear of all Liens, other than Permitted Liens, to use the CMB Intellectual Property and the Technology and Know-How, without infringing upon or otherwise acting adversely to the right of any third party, except where the failure to so own, license or have such rights would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 5.15 sets forth all of the CMB Intellectual Property consisting of any domestic or foreign Patents, Trademarks, Copyrights, Maskworks or licenses. All of the CMB Intellectual Property and Technology and Know-How are valid and enforceable rights of Seller and, subject to Section 5.15(e) below, will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the consummation of the Transactions.

                     (b) Except as set forth on Schedule 5.15, at the Closing, Seller will not be obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property on account of Seller's prior use or licensing of the CMB Intellectual Property; provided, that Holdco, by virtue of the assignment and assumption of CMB Intellectual Property and Technology and Know-How contemplated hereby will be obligated in the ordinary course to pay renewal license fees for Software licenses and related support/maintenance agreements that Holdco elects to renew. Upon consummation of the Transactions, except as set forth on Schedule 5.15, and disregarding any facts or circumstances that are particular to Holdco and are not known by Seller or any change in applicable law after the Closing Date, Holdco will be entitled to operate the Cable Modem Business and use the Acquired Assets as the same are now and have been operated and used respectively by Seller prior to the Closing Date without such operation or use infringing upon, misappropriating, violating or otherwise acting adversely to the Intellectual Property or other rights of any Person (including rights to privacy or publicity), violating any export control law or regulation, or constituting unfair competition or trade practices under any applicable laws.

                     (c) To Seller's knowledge, no Person has any right to, or is infringing or misappropriating, any rights with respect to the CMB Intellectual Property or the Technology and Know-How or engaging in other conduct that may diminish or undermine the CMB Intellectual Property, such as the disclosure of Seller's confidential information.

                     (d) Seller has taken reasonable steps to protect Seller's rights in the Technology and Know-How and confidential information provided by any other Person to Seller subject to a duty of confidentiality. Without limiting the foregoing, (i) Seller has, and enforces, a policy requiring each of its executive officers and research and development personnel to execute non-competition, confidentiality and non-solicitation agreements, and all such individuals have executed such an agreement, and (ii) as between Seller and any of Seller's employees and other Persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Technology and Know-How, or who has knowledge of or access to information about any of the Technology and Know-How, such Technology and Know-How and other information may not be divulged or used without the written consent of Seller.

                     (e) Subject to Seller receiving the consent of any third parties required to assign the CMB Intellectual Property and the Technology and Know-How to Holdco as contemplated by this Agreement and subject to the terms and conditions of any such consent, except as otherwise expressly agreed by Seller and Holdco at the Closing, Holdco will, by virtue of the assignment and assumption of the CMB Intellectual Property and Technology and Know-How contemplated by this Agreement, succeed to the rights of Seller under (but subject to all of the terms, conditions and limitations contained in) all agreements relating to the CMB Intellectual Property and Technology and Know-How upon the Closing; provided that Holdco's ability to enforce the provisions of any of such agreements, or to realize the benefits thereunder, may be affected by facts or circumstances relating to the business or affairs of Holdco or its Affiliates, including, without limitation, legal or regulatory requirements or restrictions applicable to Holdco or its Affiliates, and Seller makes no


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
representation or warranty regarding such matters or the effects such matters may have on the ability of Holdco to realize the benefits of the CMB Intellectual Property and Technology and Know-How.

                     Section 5.16. Taxes.

                     (a) Except as disclosed on Schedule 5.16, Seller has timely prepared and filed in accordance with applicable law all federal and state income Tax returns and all material other Tax returns required to be filed by it or with respect to its operations and assets with respect to Taxes which could result in a Lien on any of the Acquired Assets (other than a Lien for current Taxes not yet due and payable) or for which Holdco or its Affiliates (other than Seller and any Affiliate of Holdco that is a stockholder of Seller) could be liable, and all Taxes shown as due on such Tax returns, or for which a notice of, or assessment or demand for payment has been received or are otherwise due and payable, have been timely paid, except for Taxes that are being contested in good faith by appropriate proceedings. Such Tax returns were materially complete and correct as of the date on which they were filed or as subsequently amended and no facts have later become known by Seller to the contrary. Except as disclosed on Schedule 5.16, Seller has received no revenue agent's reports or other written or formal assertions of deficiencies or other liabilities for such Taxes (including any reports, statements, summaries and other communications of assertions or claims of deficiencies or other liabilities) with respect to Seller for past periods for which the applicable statute of limitations has not expired.

                     (b) Except for waivers and extensions disclosed on Schedule 5.16, there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax return that relates to Seller which could result in a Lien upon any of the Acquired Assets, and no request for any such waiver or extension is currently pending.

                     (c) There are no Liens for Taxes (other than Permitted Liens and other than for Taxes not yet due and payable) upon the Acquired Assets. Except as disclosed on Schedule 5.16, no Lien, action, suit, proceeding, investigation, audit, examination, request for information, claim or assessment is presently pending or, to the knowledge of Seller, proposed with regard to any Taxes that relate to Seller for which Holdco or its Affiliates would or could be liable or which could result in a Lien on the Acquired Assets.

                     (d) Seller is not a "foreign person" within the meaning of Code Section 1445(f)(3) and Treasury Regulation Section 1.1445-2(b)(2)(i).

                     (e) The Acquired Assets are not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for United States Federal income tax purposes.

                     Section 5.17. Employees, Labor Matters, Etc.

                     (a) Seller is not a party to or bound by any collective bargaining agreement relating to any of its employees and independent contractors (including directors) and to the knowledge of Seller, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any of its employees and independent contractors (including directors). To the knowledge of Seller, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation other than any dispute or disputes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and there is no representation petition pending or, after due inquiry, threatened with respect to any of its employees and independent contractors (including directors).

                     (b) Seller and the employees of Seller listed on Schedule 8.09(k) are parties to employment agreements which prohibit each such employee from hiring directly or through another entity any person who was an employee of Seller at any time during the period of such employee's employment (the "Post-Employment Hiring Prohibition").

                     Section 5.18. Employee Benefit Plans. Except as set forth on Schedule 5.18 or as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Benefit Plans and its related trust intended to qualify under Sections 401, and 501(a) of the Code, respectively, so qualify, (ii) each of the Benefit Plans complies and has been administered and operated in compliance in all material respects with its terms and all Legal Requirements, including ERISA and the Code, and (iii) no Benefit Plan is subject to Title IV of ERISA, is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                     Section 5.19. Brokers. Except for Lehman Brothers Inc. ("Lehman") and Houlihan Lokey, whose fees will be paid by Seller, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from Seller or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

                     Section 5.20. Solvency of Seller. Immediately after the Closing, the fair market value of Seller's assets will exceed all of Seller's Liabilities.

                     Section 5.21. Opinion of Financial Advisors. Seller has delivered to Holdco a true and correct copy of (i) the Lehman Opinion, and (ii) the Houlihan Lokey Opinion. As of the date of the Houlihan Lokey Opinion, (i) the data, material and other information, with respect to Seller, furnished to Houlihan Lokey by or on behalf of Seller and its agents, counsel, employees and representatives (the "Information"), is true, complete and correct in all material respects, (ii) the Information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading, (iii) the financial forecasts and projections provided to Houlihan Lokey by Seller were reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Seller, and
(iv) there have been no material changes in the assets, financial condition, business or prospects of Seller since the date of the most recent financial statements of Seller made available to Houlihan Lokey.


                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF Holdco

                     Holdco hereby represents and warrants to Seller as follows:

                     Section 6.01. Organization, Standing and Power. Holdco has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of Delaware and has the power and authority to own, lease and otherwise hold and operate its assets and to carry on its business as now being conducted.

                     Section 6.02. Corporate Authorization. Holdco has the power and authority to execute and deliver this Agreement and the Transaction Documents to which Holdco is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary action on the part of Holdco. This Agreement has been duly executed and delivered by Holdco and constitutes, and each Transaction Document to which Holdco is a party will be duly executed and delivered by Holdco at or prior to the Closing and when so executed and delivered will constitute, a legal, valid and binding obligation of Holdco enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to enforcement of creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity.

                     Section 6.03. Non-Contravention. The execution and delivery by Holdco of this Agreement and the Transaction Documents to which Holdco is a party do not, and the consummation by Holdco of the Transactions and the compliance by Holdco with the provisions hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the Delaware Limited Liability Company Act, (ii) the certificate of formation of Holdco, (iii) any contract, agreement, indenture, mortgage, lease, commitment or obligation to which Holdco is a party or by which Holdco or its properties or assets are bound, or (iv) any Legal Requirement applicable to Holdco, other than, in the case of clauses (iii) and (iv) above, any such conflicts, violations or defaults that, individually or in the aggregate, would not materially impair the ability of Holdco to perform its obligations under this Agreement or any of the Transaction Documents to which Holdco is a party.

                     Section 6.04. Governmental Filings; Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any third party is required to be obtained or made by or with respect to Holdco, the Acquired Assets or the Assumed Liabilities in connection with the execution and delivery by Holdco of this Agreement or the other Transaction Documents to which Holdco is a party or the consummation of the Transactions or compliance by Holdco with the provisions hereof or thereof, except for (i) compliance with and filings under the HSR Act and (ii) those the failure of which to be obtained or made, individually or in the aggregate, would not materially impair the ability of Holdco to perform its obligations under this Agreement or any of the Transaction Documents to which Holdco is a party.

                     Section 6.05. Information Supplied; Schedule 13E-3. The Rule 13E-3 Transaction Statement on Schedule 13E-3 ("Schedule 13E-3") of Holdco to be filed with the SEC in connection with this Agreement and any amendments and supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. None of the information supplied or to be supplied by Holdco for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Seller or at the time such stockholders vote on the approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     Section 6.06. Brokers. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), whose fees will be paid by Holdco, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from Holdco or any of its subsidiaries upon consummation of the Transactions.

                     Section 6.07. Assignment of Agreements. All of CCI's rights under the Full Turnkey Agreement, Second NSA Agreement and Charter Warrants have been validly assigned to, and all of CCI's obligations thereunder have been validly assumed by, Holdco.

                     Section 6.08. Interested Stockholder. Holdco was not an interested stockholder, as such term is defined in Section 203 of the DGCL, of Seller prior to November 25, 1998, on which date it became an interested stockholder in connection with the sale and issuance of 8,000,000 shares of Series B Preferred Stock by Seller to Vulcan, which issuance Holdco understands was approved in advance by Seller's Board in a manner sufficient to approve Holdco as an interested stockholder pursuant to Section 203 of the DGCL.


                                  ARTICLE VII
            COVENANTS RELATED TO CONDUCT OF THE CABLE MODEM BUSINESS

                     Section 7.01. Conduct of Cable Modem Business in the Ordinary Course. During the period from the date of this Agreement to the Closing Date, except as consented to in writing by Holdco or as specifically contemplated by this Agreement, Seller shall conduct the Cable Modem Business in the ordinary course consistent with past practice and will, to the extent consistent therewith, use commercially reasonable efforts to preserve the Acquired Assets and the Cable Modem Business, including relationships with customers, suppliers and others having significant business dealings with the Cable Modem Business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, except as consented to in writing by Holdco (such consent not to be unreasonably withheld or delayed) or as specifically contemplated by this Agreement or as disclosed on
Schedule 7.01:

                     (a) Seller will:

                     (i) use commercially reasonable efforts to keep available the services of the employees listed on the Offer Schedule and Review Schedule (including by enforcing any restrictions on Seller's employees with respect to soliciting or hiring employees listed on those schedules), and use commercially reasonable efforts to replace all such employees whose employment terminates before the Closing Date, in accordance with past hiring practices; provided, that Holdco must consent to the hiring of any replacement employee with an annual compensation of $50,000 or more;

                     (ii) maintain the tangible Acquired Assets in good repair, order and condition (ordinary wear and tear excepted);

                     (iii) make the Modem Inventory available to Holdco for deployment, pursuant to the Management Agreement;

                     (iv) maintain in full force and effect, policies of insurance with respect to the Cable Modem Business consistent with past practices;

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
                     (v) maintain its books, records and accounts related to the Cable Modem Business in the ordinary course of business consistent with past practices;

                     (vi) report and write off accounts receivable related to the Cable Modem Business only in accordance with past practices;

                     (vii) withhold and pay when due all Taxes relating to Hired Employees, the Acquired Assets and the Cable Modem Business;

                     (viii) comply in all material respects with all Legal Requirements with respect to the Cable Modem Business;

                     (ix) provide Holdco with copies of any revenue agent's reports or written assertions of deficiencies or other liabilities for Taxes received after the date hereof up to and including the Closing Date within ten
(10) days of receipt thereof (but in no event later than the Closing Date); and

                     (x) provide Holdco with copies of material reports, audits, studies, or analyses of any kind whatsoever in the possession of Seller, or under its control, relating to environmental matters affecting the Acquired Assets.

                     (b) Seller will not:

                     (i) sell, transfer or assign any portion of the Acquired Assets other than sales in the ordinary course of business;

                     (ii) modify, terminate, renew (other than in the ordinary course or as required by this Agreement), suspend or abrogate any Material Contract or Real Estate Lease (other than those constituting Excluded Assets);

                     (iii) enter into any Material Contract with respect to the Cable Modem Business;

                     (iv) make or approve any material change, modification or alteration in or to any network operational or business systems, including CDB, WebDT, Fred, Remedy (other than modifications in the normal development process), and the Charter E-mail complex;

                     (v) modify its procedures for disconnection and discontinuation of service to subscribers whose accounts are delinquent;

                     (vi) terminate the employment of any employees listed on the Offer Schedule or the Review Schedule except for cause in the ordinary course;

                     (vii) increase the compensation or materially change any benefits available to any employee listed on the Offer Schedule or the Review Schedule, except as required pursuant to existing written agreements, or in the ordinary course of business consistent with past practice;

                     (viii) create or permit to exist any Lien on any of the Acquired Assets, other than any Lien which will be released at or prior to the Closing or Permitted Liens;

                     (ix) enter into any collective bargaining agreement covering any employee listed on the Offer Schedule or the Review Schedule or enter into any new bonus, stock option, profit sharing, compensation, pension, welfare, retirement, employment or similar agreement, except where required by any Legal Requirement;

                     (x) adopt, amend, modify, spin-off, transfer or assume any of the assets or liabilities of, terminate or partially terminate any benefit plan;

                     (xi) decrease the rate charged for any level of services to customers of Seller, except to the extent required by Holdco or any Legal Requirement; or

                     (xii) engage in any marketing, subscriber installation, collection or disconnection practices outside the ordinary course of business or inconsistent with past practice, or change any billing arrangements (except as contemplated by the Billing Letter Agreement).

                     (c) The provisions of Sections 7.01(a) and (b) shall not apply with respect to any actions taken by CCI under the Management Agreement.

                     Section 7.02. Arapahoe Facility. Notwithstanding anything to the contrary in Section 7.01 above, Seller shall be entitled to close its call center on Arapahoe Road, Denver (the "Arapahoe Facility") and all operations directly related thereto at any time on or after October 31, 2001, and may take any action which Seller deems, in its sole discretion, to be reasonably necessary or appropriate in connection with the closure of the Arapahoe Facility without seeking the prior consent of Holdco. Notwithstanding the foregoing, Seller shall retain certain of its personnel employed at the Arapahoe Facility in accordance with the transitional procedures set forth on
Schedule 7.02.

                     Section 7.03. Access to Information. To the extent permitted by any applicable Legal Requirement, during the period from the date of this Agreement to the Closing Date, Seller will furnish to Holdco and its authorized representatives (including counsel, financial advisors and auditors) such financial and operating data and other information relating to the Cable Modem Business as such persons may reasonably request, and will instruct its officers, employees, auditors, counsel and financial advisors to cooperate with Holdco in its investigation of the Cable Modem Business and the Acquired Assets to be purchased and Assumed Liabilities to be assumed hereunder; provided, however, that nothing in this Agreement shall require Seller to provide Holdco with the passwords to any of Seller's servers or software/enterprise applications, including the e-mail server complex in Washington, D.C. prior to the Closing. Notwithstanding the foregoing, Seller shall continue to provide to Holdco temporary passwords as reasonably requested by Holdco to access equipment in headends covered by the Full Turnkey Agreement. Holdco acknowledges that any information provided to Holdco or any Holdco's representatives by Seller or any of Seller's representatives pursuant to or in connection with this Agreement is subject to the terms of the Confidentiality Agreement entered into between Seller and CCI dated as of May 24, 2001 (the "Confidentiality Agreement").

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

                     Section 8.01. Seller Stockholder Meeting. Seller shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable after the date of this Agreement (the "Seller Stockholder Meeting") for the purpose of obtaining stockholder approval of this Agreement. Except as provided in the next sentence, Seller's Board shall recommend to Seller's stockholders that they vote in favor of the approval of this Agreement. Subject to Section 10.03, Seller's Board shall be permitted to (i) not recommend to Seller's stockholders that they vote in favor of the approval of this Agreement or (ii) withdraw or modify in a manner adverse to Holdco its recommendation to Seller's stockholders that they vote in favor of the approval of this Agreement, only if and to the extent that Seller's Board, after consultation with independent legal counsel, by a majority vote determines in its good faith judgment that such action is necessary for Seller's Board to comply with its fiduciary duties to Seller's stockholders under any applicable Legal Requirement.

                     Section 8.02. Proxy Statement; Schedule 13E-3.

                     (a) In connection with the Seller Stockholder Meeting, Seller will (i) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable, the Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts, subject to Section 8.01 hereof, to obtain stockholder approval of this Agreement and (iii) otherwise comply with all Legal Requirements applicable to such meeting.

                     (b) As soon as practicable after the date of this Agreement, Holdco shall file with the SEC a Schedule 13E-3 with respect to this Agreement and the Transactions. Holdco and Seller agree to use their respective reasonable best efforts to cooperate and to provide each other with such information that either of them may reasonably request in connection with the preparation of the Schedule 13E-3. The information provided by each of Holdco and Seller for use in the Schedule 13E-3 shall not, at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Holdco and Seller agrees to promptly supplement, update and correct any information provided by it for use in the
Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.

                     Section 8.03. Governmental Approvals.

                     (a) Each of Holdco and Seller shall as promptly as practicable, but in no event later than ten (10) days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission and the United States Department of Justice, the notification and report form under the HSR Act required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act. Each of Holdco and Seller shall as promptly as practicable comply with any other Legal Requirements of any country which are applicable to any of the Transactions and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person in connection with such Transactions is necessary. Each of Holdco and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration or declaration which is necessary under the HSR Act or any other such Legal Requirements. Holdco and Seller shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority, and shall comply promptly with any such inquiry or request.

                     (b) Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to cause the Closing to occur as promptly as practicable, including, without limitation, (i) in the case of Holdco, assisting Seller and vigorously defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the Transactions on antitrust grounds, including seeking to have vacated or reversed any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and non-appealable and (ii) in the case of Seller, assisting Holdco and cooperating fully with Holdco in defending any lawsuits, actions or proceedings of the nature described in clause (i) above, including, but not limited to, providing information within Seller's possession and making Seller's personnel available to Holdco's counsel in a timely manner as necessary, instructing Seller's counsel to vigorously defend depositions of Seller's personnel and to work closely with Holdco's counsel to develop common litigation strategies.

                     Section 8.04. Third Party Consents. Subject to Section 8.06, as and from the date of this Agreement, Holdco and Seller will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all consents, approvals and waivers required by third Persons to transfer, assign or novate any Acquired Asset (including the Assumed Real Estate Leases, Assumed Capital Leases, Assumed Operating Leases, Assumed Contracts, CMB Intellectual Property, Technology and Know-How), to Holdco in a manner that will avoid any default, conflict, or termination of rights under the Assumed Real Estate Leases, Assumed Capital Leases, Assumed Operating Leases, Assumed Contracts, CMB Intellectual Property and Technology and Know-How or any violation of any Legal Requirement. Seller shall also take such action reasonably requested by Holdco in connection with Holdco's application to become an "Approved Company" for purposes of succeeding to the rights of Seller under the Service and Technology Agreement dated August 31, 2000 among Seller, the Kentucky Economic Finance Authority and Faulkner Hinton/Ormsby I, LLC, and the assignment of such agreement to Holdco. Subject to Section 8.12 below, Seller shall pay all reasonable out-of-pocket costs and expenses incurred by any third Person in connection with obtaining any required consent, approval or waiver from any third Person with respect to the transfer, assignment or novation of Acquired Assets, if and to the extent that a third Person seeks reimbursement for such costs. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 8.04 shall require Seller or Holdco to expend any material sum, make a material financial commitment or grant or agree to any material concession to any third Person to obtain any such consent, approval or waiver.

                     Section 8.05. Notification of Certain Matters.

                     (a) Seller will promptly notify Holdco of any fact, event, circumstance or action occurring from the date hereof through the Closing Date
(i) which, if known on the date of this Agreement, would have been required to be disclosed to Holdco pursuant to this Agreement, (ii) the existence or occurrence of which would cause any of Seller's representations or warranties under this Agreement not to be true and correct as of the Closing Date, or (iii) which would reasonably be expected to have a Material Adverse Effect; provided, however, that Seller shall have no liability for breach of this Section 8.05 except to the extent that Holdco has been actually prejudiced by such breach.

                     (b) Seller and Holdco shall promptly notify each other of
(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the Transactions, and (ii) any lawsuit, action or proceeding pending, or, to Seller's and Holdco's knowledge, threatened, against Seller or Holdco, respectively, relating to the Cable Modem Business, the Acquired Assets or the Transactions.

                     Section 8.06. Bulk Transfer Laws. The parties agree to waive the requirements, if any, of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Holdco.

                     Section 8.07. Further Assurances. Without limiting any other obligation of Holdco or Seller under this Agreement, each of Holdco and Seller will use commercially reasonable efforts to facilitate and effect the implementation of the transfer of the Acquired Assets to Holdco and the assumption of the Assumed Liabilities by Holdco, including, in the case of Seller, causing any of its Subsidiaries that own, license or lease any of the Acquired Assets to transfer such assets to Holdco in accordance with the terms hereof. Without limiting the generality of the foregoing, at and after the Closing, Holdco and Seller will, at the request of the other party, promptly execute and deliver or cause to be executed and delivered to the other party such assignments, deeds, bills of sale, assumption agreements, consents and other instruments of transfer or assumption as Holdco or its counsel or Seller or its counsel may reasonably request as necessary or desirable for such purpose (it being understood that any such assignment, deed, bill of sale, assumption agreement, consent or other instrument of transfer or assumption shall not provide for any representations or warranties or any obligations or liabilities that are not otherwise expressly provided for in this Agreement).

                     Section 8.08. Acquisition Proposals.

                     (a) From the date hereof until the Closing Date and except as expressly permitted by this Section 8.08, Seller will not, and will ensure that its directors, officers, employees, investment bankers, financial consultants and other agents do not, directly or indirectly, solicit, initiate, knowingly encourage or facilitate the submission of any Acquisition Proposal or any inquiry with respect thereto, engage in any discussions or negotiations with any Person with respect thereto, or disclose any non-public information relating to Seller or afford access to the properties, books or records of Seller to any Person that has made any Acquisition Proposal; provided, however, that, subject to Section 10.03 hereof, nothing contained in this Section 8.08 shall prevent

Seller from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal received from such Person after the date hereof that Seller's Board determines in good faith could lead to a Superior Proposal; provided, further, that nothing contained in this Agreement shall prevent Seller's Board from complying with Rule 14e-2 or 14d-9 under the Exchange Act with regard to an Acquisition Proposal. Upon the execution and delivery of this Agreement, Seller will, and will ensure that the other Persons listed in the first sentence of this Section 8.08(a), cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any third parties with respect to any possible Acquisition Proposal.

                     (b) In the event that Seller receives an unsolicited Acquisition Proposal, Seller will promptly notify Holdco, describe the material terms and identify the parties making such Acquisition Proposal and keep Holdco informed as to the status of any such Acquisition Proposal.

                     (c) For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Seller or any of its Subsidiaries which have any right, title or interest in or to any of the Acquired Assets or the acquisition of any equity interest in, or a substantial portion of the assets of, Seller or any of its Subsidiaries which have any right, title or interest in or to any of the Acquired Assets, other than the transactions contemplated by this Agreement and other than an offer for a bona fide de minimis equity interest, or for an amount of assets not material to Seller and its subsidiaries taken as a whole, that Seller has no reason to believe would lead to a change of control of Seller (or to the acquisition of a substantial portion of the assets of Seller and its Subsidiaries). For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal on terms that Seller's Board, following consultation with outside counsel, determines in its good faith judgment (taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) is more favorable to Seller's stockholders than this Agreement taken as a whole.

                     Section 8.09. Employee Matters.

                     (a) Seller has previously delivered to Holdco a schedule of all employees employed in the Cable Modem Business by work location as of July 31, 2001 (the "CMB Employees"), that shows the original hire date and the then-current positions and rates of compensation, rate type (hourly or salary) and whether the employee is on a leave of absence (the "CMB Employee Schedule"). Holdco will maintain the CMB Employee Schedule in strict confidence.

                     (b) Schedule 8.09(b)(i) sets forth a list of the CMB Employees that Holdco will offer to employ following the Closing (the "Offer Schedule") on the terms described in Section 8.09(c). Holdco shall make written offers of employment to the CMB Employees listed on the Offer Schedule not more than fourteen (14) days after the date hereof. Schedule 8.09(b)(ii) sets forth a list of the CMB Employees that Holdco may elect, in its sole discretion, to hire subject to the pre-hire evaluations permitted by this Section 8.09(b) (the "Review Schedule"). Subject to the provisions of this Section 8.09(b), Holdco


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
shall make written offers of employment to those CMB Employees listed on the Review Schedule that it elects to hire not less than thirty (30) days after the date hereof. Seller agrees, and will cause its appropriate Subsidiaries, to cooperate in all reasonable respects with Holdco to allow Holdco to evaluate the CMB Employees listed on the Review Schedule during such thirty (30) day period. In this regard, Holdco will have the opportunity to make such appropriate pre-hire investigation of the CMB Employees listed on the Review Schedule as Holdco deems necessary, including the right to review personnel files and the right to interview such employees during normal working hours, so long as such interviews are conducted after notice to Seller and do not unreasonably interfere with Seller's operations, and so long as such investigations and interviews do not violate any Legal Requirement or any Contract. To the extent consent is required by applicable law, Seller will use good faith efforts to obtain the consent of each of the CMB Employees listed on the Review Schedule to allow Holdco to review their personnel files in connection with the foregoing. Holdco will bear the expense of any examination or test requested by Holdco of a prospective employee but Seller will, upon reasonable notice, cooperate in the scheduling of such examinations so long as the examinations do not unreasonably interfere with Seller's operations. Holdco shall have sole and absolute discretion to determine which, if any, CMB Employees listed on the Review Schedule shall be offered employment by Holdco, based on the needs and criteria established by Holdco, in its absolute discretion.

                     (c) With respect to (i) each CMB Employee listed on the Offer Schedule and (ii) each CMB Employee listed on the Review Schedule to whom Holdco in its sole discretion offers employment, Holdco will endeavor in good faith to offer a position substantially comparable to that held by the employee immediately prior to the Closing at a salary level or hourly wage equivalent to that received by the employee immediately prior to the Closing (subject to Section 8.09(j) and Section 8.22), and shall offer the employee benefits that are no less favorable than the benefits provided to similarly situated employees of Holdco. In addition, Holdco shall credit those CMB Employees that are listed on the Offer Schedule or on the Review Schedule and that are hired by Holdco or its Affiliates (the "Hired Employees") for such employee's past service with Seller for purposes of (A) eligibility to participate in Holdco's employee welfare benefit (including medical, dental, flexible spending accounts, accident, life insurance plans and programs, disability plans, and other employee welfare benefits) plans to the extent permitted by the terms of such plans, (B) participation and vesting (but not benefit accrual) under Holdco's employee 401(k) plan and any other pension plan, (C) for any waiting periods under Holdco's Welfare Plans or (D) for any post-Closing severance purposes. Seller acknowledges that nothing in this Agreement will restrict Holdco from changing a Hired Employee's job description, responsibilities, location, salary or benefits following the Closing. If Hired Employees are included in any medical, dental or health plan other than the plan or plans they participated in as of the Closing Date, any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar plans of Seller or its Subsidiaries as of the Closing Date, and shall provide credit for any deductibles and co-payments applied or made with respect to each Hired Employee in the calendar year of the change. Holdco will credit each Hired Employee with the vacation time and sick time such Hired Employee had accrued with Seller as of the Closing Date, provided, that Holdco shall only credit such Hired Employees for such accrued vacation time and sick time to the extent that such accrued vacation time or sick time does not exceed the maximum amount of vacation time and sick time that similarly situated employees (including, without limitation, comparable seniority) of Holdco are allowed to


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
accrue (the "Maximum Vacation Accrual" or "Maximum Sick Time Accrual", as applicable). Holdco shall receive an adjustment to the Purchase Price for the economic value of such credited vacation time and sick time as contemplated in
Section 3.03(a) and Schedule 3.03. The economic value of such vacation time and sick time is the amount equal to the cash compensation that would be payable to each such Hired Employee at his or her level of compensation on the Closing Date for a period equal to such credited accrued vacation or sick time. If such accrued vacation time or sick time exceeds the Maximum Vacation Accrual or Maximum Sick Time Accrual, Seller shall pay such Hired Employee cash in lieu of such excess accrued vacation time or sick time. Seller shall accrue up to $750,000 of bonuses for the Hired Employees as of the Closing Date and Holdco shall pay at least an aggregate of $750,000 in bonuses to the Hired Employees in respect of the 2001 calendar year no later than April 30, 2002; provided, that Holdco shall receive a maximum Purchase Price adjustment of $750,000 with respect to the payment of such bonuses. Notwithstanding anything set forth in this Section 8.09, Holdco will have no obligation to CMB Employees who are on Approved Leave of Absence until they become employees of Holdco pursuant to this
Section 8.09. For purposes of this Agreement, employees on "Approved Leave of Absence" means employees absent from work on the Closing Date and unable to perform their regular job duties by reason of illness or injury under approved plans or policies of the employer (other than employee's absence for less than five (5) days due to short term illness or injury not requiring written approval by the employer) or otherwise absent from work under approved or unpaid leave policies of the employer.

                     (d) As of the Closing Date, Holdco will have no obligation under this Section 8.09 to Seller, its Affiliates or to any of Seller's employees, other than with respect to Hired Employees who will hereafter be the responsibility of Holdco. As of the Closing Date, Seller will, and will cause its Subsidiaries to, terminate the employment of all Hired Employees. Seller will pay all severance obligations and other costs associated with such termination (if any). Seller shall grant a limited release to all Hired Employees from any contractual or common law duties which said employees may owe to Seller, so as to permit such employees to (i) compete with Seller by working for Holdco and (ii) disclose to Holdco secret or proprietary information of Seller solely in relation to the Cable Modem Business. Seller will timely satisfy any legal obligation with respect to continuation of group health coverage required pursuant to Section 4980B of the Code or Section 601, et seq., of ERISA with respect to all CMB Employees whose employment with Seller or any of Seller's ERISA Affiliates terminates on or before the Closing Date.

                     (e) Except as otherwise expressly provided pursuant in this Agreement, Holdco will not have or assume any obligation or liability under or in connection with any of Seller's Benefit Plans. In relation to any CMB Employee on an Approved Leave of Absence, responsibility for benefit coverage of such CMB Employee, and liability for payment of benefits, will remain that of Seller or the Subsidiaries of Seller until such employee becomes an employee of Holdco after the Closing or is terminated by Seller or its Subsidiary. For purposes of this Agreement, the following claims and liabilities will be deemed to be incurred as follows: (i) medical, dental and/or prescription drug benefits upon the rendering of the medical, dental, pharmacy or other services giving rise to the obligation to pay such benefits except with respect to such benefits provided in connection with a continuous period of hospitalization, which will be deemed to be incurred at the time of admission to the hospital; (ii) life,


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
accidental death and dismemberment and business travel accident insurance benefits and workers' compensation benefits, upon the occurrence of the event giving rise to such benefits; and (iii) salary continuation or other short-term disability benefits, or long-term disability, upon commencement of the disability giving rise to such benefit.

                     (f) Seller shall continue to pay the group health insurance premiums that are necessary to continue, for a period of three (3) months after the Closing Date, Seller's current group health plan for Seller's continuing employees. Seller covenants that it will not terminate any group health plan in connection with the Transactions.

                     (g) Any liability under the WARN Act with regard to any employee of Seller terminated on or prior to the Closing Date, or not hired by Holdco on or after the Closing Date, will, as a matter of contract between the parties, be the responsibility of Seller. Holdco will cooperate with Seller and Seller's Affiliates, if requested, in the giving of WARN Act notices on behalf of the other party. Holdco shall not during the 60-day period beginning on the Closing Date terminate the employment of full-time employees of the Cable Modem Business whom it hires as contemplated in this Agreement so as to cause any "plant closing" or "mass layoff" (as those terms are defined in the WARN Act) such that Seller has any obligation under the WARN Act that Seller would not otherwise have had absent such terminations. In the event of any breach by Holdco of the foregoing covenant, Holdco shall indemnify Seller for any such obligations arising under the WARN Act.

                     (h) Holdco and Seller hereby acknowledge and agree that, pursuant to the authority of Revenue Ruling 2000-27, the Transactions will result in a permissible distribution event under Section 401(k) of the Code from any of Seller's Benefits Plans designed to satisfy the requirements of Section 401(k) of the Code.

                     (i) If, during the period from the date of this Agreement to the Closing Date, Seller has, or acquires, a duty to bargain with any labor organization with respect to any of the CMB Employees, then Seller will (i) give prompt written notice of such development to Holdco, including notice of the date and place of any negotiating sessions as they are planned or contemplated and permit Holdco to have a representative present at all negotiating sessions with such labor organization and at all meetings preparatory thereto (including making Holdco's representative a representative of Seller's delegation if required by the labor organization), and (ii) not, without Holdco's written consent, enter into any contract with such labor organization that purports to bind Holdco, including any successor clause or other clause that would have this purpose or effect. Seller acknowledges and agrees that Holdco has not agreed to be bound, and will not be bound, without an explicit assumption of such liability or responsibility by Holdco, by any provision of any collective bargaining agreement or similar contract with any labor organization to which Seller or any its Affiliates is or may become bound. Seller will take no action or engage in any inaction, which might obligate or require Holdco to recognize or bargain with any labor organization on behalf of CMB Employees.

                     (j) If, during the period from the date of this Agreement to the Closing Date, Seller hires new employees in order to comply with its obligations under Section 7.01(a)(i) (the "New Hires"), Holdco shall include each New Hire on the Offer Schedule; provided, that such New Hires will be offered identical salary levels or hourly wages to those paid to them by Seller.


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
Holdco will make a written offer of employment to each New Hire not more than 14 days after they are employed by Seller and Seller shall provide Holdco with any information necessary for Holdco to comply with its obligations under this
Section 8.09(j).

                     (k) Seller shall not, either before the Closing or after the Closing during the period while the Post-Employment Hiring Prohibition is scheduled to remain in effect with respect to any of the employees listed on
Schedule 8.09(k), amend or waive any of the Post-Employment Hiring Prohibitions or breach the terms of any provisions of the employment agreements referred to in Section 5.17(b). At the direction (and, after the Closing, at the expense) of Holdco, Seller shall enforce the Post-Employment Hiring Prohibition against any of those employees who are alleged by Holdco to have violated the terms of the Post-Employment Hiring Prohibitions with respect to the Hired Employees. Seller shall turn over to Holdco any damages received as a result of any such enforcement.

                     (l) Notwithstanding anything to the contrary in this Agreement, if the offers of employment that Holdco makes to employees listed on the Offer Schedule and, in Holdco's sole discretion, employees listed on the Review Schedule are not (i) at an identical salary level or hourly wage to that received by such employees immediately prior to the Closing, and (ii) at a position substantially comparable to that held by such employees immediately prior to the Closing, Seller shall not be liable for any breach of the covenant in Section 7.01(a)(i) with respect to any failure by Seller to retain such employees until the Closing.

                     (m) Nothing in this Section 8.09 or elsewhere in this Agreement will be deemed to make any employee of Seller a third party beneficiary of this Agreement.

                     Section 8.10. CMB Business Records; Transitional Arrangements.

                     (a) Seller shall deliver all CMB Business Records to Holdco at or before the Closing. Holdco shall retain all material CMB Business Records for a period of not less than three (3) years after the Closing Date. No CMB Business Records will be destroyed during this 3 year period without at least thirty (30) Business Days advance written notice to Seller, during which period Seller may, at its sole expense, elect to take possession of the items to be destroyed. After the Closing, Holdco shall grant Seller, its accountants, counsel and other representatives access to the CMB Business Records as is reasonably necessary with respect to Seller's review and verification of the Closing Statement (or any corrected Closing Statement) as contemplated in
Section 3.04, Seller's continued operation and/or liquidation of all or part of the Excluded Assets or for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms, or for the defense of, or response required under, or pursuant to, any lawsuit, action or proceeding (including any proceeding involving Seller related to the Acquired Assets).

                     (b) Not more than sixteen (16) employees of Seller shall be entitled to continue to use their respective offices on the 4th floor of Seller's call center and network operating center in Louisville, Kentucky until March 31, 2002 for purposes of reviewing and verifying the Closing Statement and for purposes of managing Seller's remaining business operations (other than the Cable Modem Business). No rent or other amounts shall be payable to Holdco in relation to the continued use of such offices by such employees. Seller shall provide not more than twelve (12) representatives of Holdco or CCI access to and


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
reasonable workplace accommodations at Seller's locations (other than the CMB Sites) as requested by Holdco, for no additional consideration, until thirty
(30) days after the Closing; provided, that Seller's obligation hereunder to provide workplace accommodations shall terminate with respect to any location at which Seller's occupancy rights have terminated at the time of such termination. Seller shall provide Holdco with not less than thirty (30) days notice of termination of any such occupancy rights.

                     Section 8.11. Publicity. During the period from the date of this Agreement to the Closing Date, neither Seller, on the one hand, nor Holdco, on the other hand, shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, except as such release or announcement may be required by any Legal Requirement or the rules or regulations of a national securities exchange in the United States, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

                     Section 8.12. Fees and Expenses. Except as set forth in this Agreement and irrespective of whether or not the Transactions are consummated, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, except (i) filings fees in relation to the Schedule 13E-3 shall be paid by Holdco, (ii) Expenses incurred in connection with the preparation, filing, printing and mailing of the Proxy Statement shall be paid by Seller, (iii) filing fees in relation to filings made under the HSR Act shall be shared equally by Seller and Holdco, and (iv) Expenses incurred in connection with Holdco's application to become an "Approved Company" for purposes of succeeding to the rights of Seller under the Service and Technology Agreement dated August 31, 2000 among Seller, the Kentucky Economic Finance Authority and Faulkner Hinton/Ormsby I, LLC, shall be borne by Holdco. For purposes of this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

                     Section 8.13. Cancellation of Charter Warrants. Holdco and Seller hereby agree that, effective as of the Closing, the Charter Warrants shall terminate without further action on the part of Holdco or Seller, whereupon all rights, obligations and liabilities thereunder shall be extinguished forthwith. Notwithstanding Holdco's rights under the Charter Warrants, Holdco hereby undertakes and agrees not to transfer or assign its right, title or interest in and to the Charter Warrants during the period from the date of this Agreement to the Closing Date.

                     Section 8.14. Letter of Credit. As and from the date of this Agreement, Seller and Holdco will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable the consent of the third party beneficiary (the "Beneficiary") of the letter of credit described on Schedule 1.01(b), to the cancellation of such letter of credit. If required by the Beneficiary as a condition to the cancellation of Seller's letter of credit, Holdco will use commercially reasonable efforts to replace such letter of credit with a letter of credit for the account of Holdco on terms no less favorable to such Beneficiary. The cost of obtaining any such


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
replacement letter of credit shall be borne by Holdco. If the Beneficiary does not consent to the cancellation or replacement of the letter of credit then Holdco hereby agrees, conditional upon the Closing, to indemnify Seller in respect of any Losses suffered or incurred by Seller as a result of such Beneficiary presenting, or drawing down any amount under, such letter of credit.

                     Section 8.15. Taxes.

                     (a) Holdco shall pay any Transfer Taxes arising from or payable by reason of the transfer of the Acquired Assets contemplated by this Agreement. Tax returns required to be filed in respect of Transfer Taxes ("Transfer Tax Returns") will be prepared and filed by the party that has the primary responsibility under any applicable Legal Requirement for filing such Transfer Tax Returns. If neither party has primary responsibility for filing a Transfer Tax Return, then Holdco will be responsible for preparing and filing any such Transfer Tax Return and, if required by any applicable Legal Requirement, Holdco will join in the execution of any such Transfer Tax Returns and other documentation. After the Closing Date, Seller and Holdco shall reasonably cooperate with each other in connection with the preparation and filing of Tax returns and in the conduct of any audit or other proceedings with respect to any tax relating to the Acquired Assets. The party liable to pay relevant Transfer Taxes pursuant to this Agreement shall have the opportunity to review and approve, acting reasonably, any Transfer Tax Return related to such liability.

                     (b) Each party hereto will cooperate in assuring that all real property taxes, personal property taxes and similar ad valorem obligations that are levied with respect to the Acquired Assets or the Cable Modem Business for assessment periods in which the Closing Date occurs and are otherwise not accounted for in the adjustment to Purchase Price set forth in Section 3.03 of this Agreement or excluded pursuant to Section 2.04(e) (collectively, the "Apportioned Obligations") and any refund or rebate thereof, will be apportioned between the Seller and Holdco as of the Closing Date based on the number of days in any such period falling on or before the Closing Date, on one hand, and after the Closing Date, on the other hand (it being understood that the Seller is responsible for the portion of each such Apportioned Obligation attributable to the number of days from the most recent Lien date up to and including the Closing Date and Holdco is responsible for the portion of each such Apportioned Obligation attributable to the period after the Closing Date. An adjustment will be made to the Purchase Price to reflect any payment of Apportioned Obligations that have been made by Seller on or prior to the Closing Date that are apportioned to Holdco hereunder. The parties hereto will cooperate, including during times of audit by taxing governmental authorities, to avoid payment of duplicate Taxes or other ad valorem obligations of any kind or description which related to the Acquired Assets or the Cable Modem Business, and each party will furnish, at the request of the other, proof of payment of any such Taxes or ad valorem obligations or other documentation that is a prerequisite to avoiding payment of a duplicate Tax or other ad valorem obligations.

                     (c) Seller will cooperate with Holdco's reasonable requests to take such actions and execute such documents or instruments necessary or appropriate, as determined by Holdco, at Seller's expense, to reduce Holdco's Transfer Tax liability in connection with the Transactions.


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
                     (d) Holdco shall have the right to control the defense and conduct of any audit or other examination by any taxing authority with respect to transfer, sale or use Taxes that might be applicable to the transfer of the Acquired Assets pursuant to this Agreement and for which Holdco is liable hereunder.

                     Section 8.16. Use of Seller's Name. Seller will retain all rights with respect to the names "HSA" and "High Speed Access" or any and all derivations thereof after the Closing. Holdco will remove or delete such names or any and all derivations thereof from the Cable Modem Business and Acquired Assets as soon as reasonably practicable, but in any event by the 120th day following the Closing. Seller will take no action to enforce its Intellectual Property rights in such names against Holdco or its Affiliates during such 120-day period with respect to the Acquired Assets and Cable Modem Business. Nothing in this Section 8.16 will require Holdco to remove or discontinue using any such name or mark that is affixed to converters or other items in customer homes or properties on the Closing Date, or as are used in a similar fashion which makes such removal or discontinuation impracticable.

                     Section 8.17. Non-solicitation. During the period from the Closing Date until the first anniversary of the Closing Date, Seller shall not, and shall cause its Subsidiaries not to, without the prior written consent of Holdco, solicit for employment any of the Hired Employees or any employees of Holdco with whom Seller has had any material business contact within one year of the date hereof; provided, however, that the foregoing prohibition shall not prevent Seller from hiring any such Hired Employee or employee of Holdco by means of a general advertisement.

                     Section 8.18. Confidentiality. Except as permitted under the terms of the License Agreement, as and from the Closing Date, Seller agrees
(i) to preserve and protect the confidentiality of any trade secrets or other confidential information relating to the CMB Intellectual Property, Technology and Know-How and CMB Business Records sold and delivered to Holdco hereunder as part of the Acquired Assets (the "Confidential Information"), and (ii) not to disclose or disseminate the Confidential Information to any third party except as required by any Legal Requirement. For the avoidance of doubt, the foregoing obligations shall not apply to (A) information which is generally known to the industry or the general public other than as a result of Seller's breach of this Agreement, or (B) information furnished to Seller by a third party on a non-confidential basis after the date hereof who is not known by Seller after due inquiry to be otherwise bound by a confidentiality agreement. Any material breach of the Confidentiality Agreement, as amended, will be deemed a material breach of this Agreement.

                     Section 8.19. Limitations on Seller's Representations and Warranties. Except for the representations and warranties expressly contained in this Agreement, Seller makes no other express or implied representation or warranty, including, without limitation, representations or warranties as to the condition of the Acquired Assets, their fitness for any particular purpose, their contents, the income derived or potentially to be derived from the Acquired Assets or the Cable Modem Business, or the expenses incurred or potentially to be incurred in connection with the Acquired Assets or the Cable Modem Business. Seller is not, and will not be, liable or bound in any manner by express or implied warranties, guarantees, statements, promises, representations or information pertaining to the Acquired Assets or the Cable Modem Business, made or furnished by any broker, agent, employee, servant or other person


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
representing or purporting to represent Seller, unless and to the extent the same is expressly set forth in this Agreement.

                     Section 8.20. Launch Fees. Notwithstanding the terms of the Second NSA Agreement, Holdco hereby agrees that all unpaid Launch Fees as of the date hereof, together with any Launch Fees that accrue during the period from the date of this Agreement to the Closing Date, shall not be payable by Seller to Holdco (except to the extent included in the Intercompany Payment set forth on Schedule 4.02(a) and payable at Closing) unless this Agreement is terminated or abandoned in accordance with its terms, at which time all such Launch Fees shall be due and payable by Seller to Holdco in accordance with the terms of the Second NSA Agreement.

                     Section 8.21. Termination of Charter Contracts. Holdco and Seller agree that, effective as of the Closing, the Second NSA Agreement shall terminate without further action on the part of Holdco or Seller, whereupon all rights, obligations and liabilities thereunder shall be extinguished forthwith (including any liability for breaches existing as of the Closing Date). Holdco further agrees to use its best efforts to cause the Full Turnkey Agreement to be terminated effective as of the Closing, without liability on the part of Seller, Holdco or any other party thereto (including any liability for breaches existing as of the Closing Date). Notwithstanding the foregoing, Purchase Price adjustments with respect to payment obligations under the Second NSA Agreement and the Full Turnkey Agreement shall be made in accordance with Sections 3.03 and 3.04. From the date of this Agreement to the Closing Date or termination hereof, neither Holdco nor Seller will declare, claim or issue a notice of default under the Full Turnkey Agreement or the Second NSA Agreement; provided, that the foregoing shall not be deemed or construed as a waiver by either party with respect to any claims or defaults under such agreements and any amendments thereto.

                     Section 8.22. CSR Classes. Seller shall recruit, hire and begin training classes at such time and for the number of full time equivalent new customer service representative employees set forth on Schedule 8.22; provided, that Holdco shall provide Seller with a written request to begin any class scheduled to begin more than thirty (30) days after the date hereof and Seller shall not be obligated to begin any such class until thirty (30) days after delivery of such notice, notwithstanding the scheduled date of such class on Schedule 8.22. Holdco shall include all of Seller's new employee representatives attending such classes on the Offer Schedule and, notwithstanding anything to the contrary in Section 8.09, shall offer employment to such persons at identical salary levels or hourly wages to those paid to them by Seller. Training classes shall be conducted in a manner consistent with past practice. For purposes of determining whether Seller has complied with its obligations under this Section 8.22, the number of full time equivalent customer service representative employees shall include new employees of Seller that are offered and accept employment under terms consistent with past practices and who pass Seller's standard pre-hire tests (regardless of whether such employees voluntarily terminate their employment before completion of such class or classes). Subject to the foregoing, Seller shall pay Holdco $10,000 for each full Business Day of delay (beginning on the sixth Business Day of such delay) in the commencement of any class with the minimum number of participants required pursuant to the terms of this Section 8.22 and each full Business Day of any period during which classes have been early terminated (the "CSR


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
Charges"). The CSR Charges shall be payable at, and only at, the Closing as an adjustment of the Purchase Price as contemplated in Section 3.03(a) and the Closing Statement.

                     Section 8.23. Customer Care Matters. Effective as of the Closing Date, Holdco shall assume responsibility for handling, managing and resolving all open Customer Care Matters.

                                   ARTICLE IX
                                   CONDITIONS

                     Section 9.01. Conditions to Each Party's Obligation. The respective obligations of Holdco, on the one hand, and Seller, on the other hand, to effect the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities shall be subject to the satisfaction prior to the Closing of the following conditions:

                     (a) Seller Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Seller by (i) the Seller Requisite Vote and (ii) a majority of the votes actually cast affirmatively or negatively by holders of outstanding shares of HSA Common Stock other than Excluded Stockholders.

                     (b) HSR Waiting Period. Any waiting period applicable to the Transactions under the HSR Act shall have terminated or expired.

                     (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

                     Section 9.02. Conditions to Obligation of Holdco. The obligation of Holdco to purchase the Acquired Assets is subject to the satisfaction at and as of the Closing of each of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects without regard to any "materiality", "material" or "Material Adverse Effect" qualifiers therein as of the date hereof and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (i) to the extent that such representations and warranties describe a condition on a specified time or date or are affected by the conclusion of the transactions permitted or contemplated hereby, or (ii) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a Material Adverse Effect. Holdco shall have received a certificate signed by an authorized officer of Seller (but without personal liability thereto) to such effect.

                     (b) Performance of Obligations of Seller. Subject to
Section 8.09(k), Seller shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement and the other Transaction Documents to which it is a party at or prior to the Closing. Holdco shall have received a certificate signed by an authorized officer of Seller (but without personal


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
liability thereto) to such effect and identifying (1) each executive officer or director of Seller who is an Excluded Stockholder, (2) the number of shares of HSA Common Stock with respect to which each such officer and director has Voting Control (as such term is defined in the Voting Agreement) and (3) the number of such shares that were voted in favor of the transactions contemplated by this Agreement.

                     (c) Certificate of Incumbency and Resolutions. Holdco shall have received a certificate of the President and Secretary of Seller (i) as to the incumbency and signatures of the officers of Seller and (ii) as to the adoption and continued effectiveness of resolutions of Seller authorizing the transactions contemplated hereby.

                     (d) Required Consents. Each of the consents set forth on
Schedule 9.02(d) shall have been obtained and no such consent shall have been revoked.

                     (e) No Material Adverse Effect. No damage, destruction or loss of any of the Acquired Assets has occurred or come to exist since the date of this Agreement, after giving effect to any insurance, which has had or would reasonably be expected to have a Material Adverse Effect, nor, subject to
Section 8.09(k), has any event, occurrence, fact, condition, change or development occurred or come to exist since the date of this Agreement, which has had or would reasonably be expected to have a Material Adverse Effect.

                     (f) Legal Opinion. Holdco shall have received an opinion from Weil Gotshal & Manges LLP, counsel to Seller, substantially in the form attached as Exhibit E. In addition, the opinion from Seller's General Counsel previously delivered to Holdco shall not have been modified or withdrawn since the date thereof or in the alternative, Holdco shall have received an alternative opinion from a source reasonably acceptable to Holdco.

                     (g) Opinions of Financial Advisors. Copies of the Lehman Opinion and Houlihan Lokey Opinion, together with a letter from Houlihan Lokey in form and substance reasonably acceptable to Holdco to the effect that Holdco may rely on the Houlihan Lokey Opinion, shall have been previously provided to Holdco and neither of such opinions nor the letter from Houlihan Lokey regarding reliance by Holdco on its opinion shall have been modified or withdrawn at or before the Closing.

                     Section 9.03. Conditions to Obligation of Seller. The obligation of Seller to sell, assign, transfer, convey and deliver the Acquired Assets is subject to the satisfaction at and as of the Closing of each of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of Holdco set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Holdco set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, with the same force and effect as made on and as of the Closing Date. Seller shall have received a certificate signed by an authorized officer of Holdco (but without personal liability thereto) to such effect.

                     (b) Performance of Obligations of Holdco. Holdco shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this


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
Agreement and the other Transaction Documents to which it is a party at or prior to the Closing. Seller shall have received a certificate signed by an authorized officer of Holdco (but without personal liability thereto) to such effect.

                     (c) Certificate of Incumbency and Resolutions. Seller shall have received a certificate of the President and Secretary of Holdco (i) as to the incumbency and signatures of the officers of Holdco and (ii) as to the adoption and continued effectiveness of resolutions of Holdco authorizing the transactions contemplated hereby.

                     (d) Legal Opinion. Seller shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, counsel to Holdco substantially in the form attached as Exhibit F.

                                   ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

                     Section 10.01. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date, (whether before or after the approval of this Agreement by the Seller Requisite Vote):

                     (a) by mutual written consent of Seller and Holdco;

                     (b) by Holdco or Seller if any of the conditions set forth in Section 9.01 have become incapable of fulfillment; provided, that a party seeking to terminate this Agreement as a result of a failure of the condition set forth in Section 9.01(c) shall have complied in all material respects with its obligation under Section 8.03(b);

                     (c) by Seller if any of the conditions set forth in Section
9.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                     (d) by Holdco if any of the conditions set forth in Section
9.02 shall have become incapable of fulfillment, and shall not have been waived by Holdco; or

                     (e) by Seller or Holdco if (i) the Closing shall not have occurred on or prior to March 31, 2002 or (ii) Seller shall have entered into a definitive agreement providing for a Superior Proposal with a Person other than Holdco or its subsidiaries.

                     Section 10.02. Notice of Termination. A party desiring to terminate this Agreement pursuant to this Article X shall give written notice of such termination to the other party in accordance with Section 12.01, specifying the provision hereof pursuant to which such termination is effected. Notwithstanding anything to the contrary in this Agreement, the right to terminate this Agreement pursuant to Sections 10.01(c) through (e) shall not be available to any party whose failure to fulfill its obligations or to comply with its covenants under this Agreement in all material respects has been the cause of, or resulted in, the failure to satisfy a condition set forth in Sections 9.02 or 9.03 as the case may be.


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
                     Section 10.03. Effect of Termination and Abandonment.

                     (a) If this Agreement is terminated or abandoned pursuant to this Article X, this Agreement shall become void and of no further force or effect with no liability on the part of any party hereto (or on the part of any of its directors, officers, employees, agents, legal or financial advisors or other representatives), except that (i) the agreements contained in this Article X, Article XI, Article XII and in the Confidentiality Agreement, shall survive the termination hereof and (ii) no such termination shall relieve any party of any liability or damages resulting from any willful material breach by that party of this Agreement.

                     (b) If this Agreement is terminated pursuant to (i) Section 10.01(d), (ii) Section 10.01(e)(i) (but only if termination pursuant to Section 10.01(e)(i) is a result of the negligent or willful failure of Seller to perform any obligations required to be performed by it hereunder on or prior to the date of termination) or (iii) Section 10.01(e)(ii), then Seller shall pay all of Holdco's reasonable out-of-pocket expenses incurred in connection with this Agreement, including, without limitation, all reasonable legal fees and expenses and all fees and expenses of Merrill Lynch incurred by Holdco, together with all fees and expenses chargeable to Seller pursuant to Section 8 of the Management Agreement, by wire transfer or cashier's check within five (5) Business Days after termination hereof.

                     (c) If this Agreement is terminated pursuant to (i) Section 10.01(c), or (ii) Section 10.01(e)(i) (but only if termination pursuant to Section 10.01(e)(i) is a result of the negligent or willful failure of Holdco to perform any obligations required to be performed by it hereunder on or prior to the date of termination), then Holdco shall pay all of Seller's reasonable out-of-pocket expenses incurred in connection with this Agreement, including all reasonable legal fees and expenses and all fees and expenses of Lehman and Houlihan Lokey incurred by Seller, together with the Incremental Costs (as such term is defined in the Management Agreement) chargeable to Holdco upon termination of this Agreement by wire transfer or cashiers check within five (5) Business Days after termination hereof.

                     Section 10.04. Amendments. This Agreement may be amended by action taken by Seller and Holdco at any time before or after approval of this Agreement by the Seller Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of Seller's stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                     Section 10.05. Extension; Waiver. At any time prior to the Closing Date, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or
(iii) waive compliance by the other party with any of the agreements or conditions contained herein (in whole or in part). Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

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
                                   ARTICLE XI
                                INDEMNIFICATION

                     Section 11.01. Indemnification by Seller. Subject to the provisions of this Article XI, Seller shall indemnify, defend and hold harmless Holdco, its Affiliates, and their respective officers, directors, employees, stockholders, agents and representatives (collectively, "Holdco Indemnitees") from and against all claims (including, without limitation, claims by third parties) and compensatory damages (including, without limitation, settlement costs and any expenses, including reasonable out-of-pocket legal and accounting expenses incurred in connection with investigating or defending any actions or threatened actions) (collectively, "Damages") arising out of or in connection with (a) the breach of any representation or warranty made by Seller in this Agreement or any other Transaction Document (without regard to any materiality or similar qualifications contained therein), (b) any breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other Transaction Document, (c) the Excluded Liabilities, or (d) the operation of the Cable Modem Business prior to Closing. Notwithstanding the foregoing, Seller shall have no obligation to indemnify, defend and hold harmless any Holdco Indemnitee for any damages (including with respect to Taxes) which a Holdco Indemnitee incurred in its capacity as a stockholder of Seller. The foregoing obligation of Seller to indemnify the Holdco Indemnitees shall be subject to and limited by the following qualifications:

                     (i) Each of the covenants of Seller contained in Sections 7.01, 7.02, 8.01, 8.02, 8.03, 8.05, 8.06, 8.08, 8.09(d), 8.11 and 8.22 and
representations and warranties made by Seller in this Agreement or in any of the other Transaction Documents shall survive for a period of eighteen (18) months after the Closing Date (unless a claim shall have been commenced prior to such time in which case the applicable covenants, representations and warranties shall survive with respect to such claim until such claim has been resolved, and thereafter all such covenants, representations and warranties shall be extinguished), except that (1) the representations and warranties contained in
Section 5.16 will survive until 90 days after the expiration of the applicable statute of limitations, (2) the representations and warranties contained in Sections 5.14 and 5.18 will survive for a period of twenty-four (24) months after the Closing Date and (3) the representations and warranties contained in Sections 5.13(a) and 5.15 (but only, in Section 5.15, with respect to title to the CMB Intellectual Property and Technology and Know-How) will survive in perpetuity. The extended survival periods referenced in the preceding sentence shall hereinafter be referred to as the "extended survival periods". The covenants (other than those described in the first sentence of this clause (i)) and agreements made by the Seller in this Agreement or in any of the other Transaction Documents shall survive the Closing and will continue in full force and effect without limitation.

                     (ii) Subject to Section 11.01(iii) below, Seller shall have no liability to the Holdco Indemnitee on or account of any Damages provided in
Section 11.01(a) or (b) (to the extent the matters in Section 11.01(b) relate to covenants described in the first sentence of Section 11.01(i)) unless and until such damages in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount"), in which case the Holdco Indemnitees shall be entitled to Damages from the first dollar of such damages. Subject to Section 11.01(iii), the total liability of Seller for its indemnity obligation under Sections 11.01(a) and 11.01(b) insofar as it includes the covenants described in the first sentence of Section 11.01(i), shall be limited in all respects to, and


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
shall be payable solely from, and to the extent of, the Indemnification Holdback and upon the occurrence of an event to which Seller's indemnity obligations under such sections applies, the Holdco Indemnitees' sole and exclusive remedy shall be recourse to the Indemnification Holdback.

                     (iii) With respect to any indemnification sought for Damages arising out of (1) a breach of any representation or warranty subject to an extended survival period pursuant to Section 11.01(i); (2) any Excluded Liability; (3) the operation of the Cable Modem Business prior to the Closing Date, (4) a breach of any covenants, agreements or obligations of Seller other than those described in the first sentence of Section 11.01(i); or (5) actual common law fraud (collectively, the "Excluded Damages"), such indemnification
(x) shall not be subject to the Threshold Amount set forth in Section 11.01(ii) above and (y) shall neither be paid from, nor subject to the limits of, the Indemnification Holdback; provided, however that the Holdco Indemnitees may elect in its discretion to proceed against the Indemnification Holdback for indemnification of all or any portion of the Excluded Damages.

                     Section 11.02. Indemnification by Holdco. Subject to the provisions of this Article XI, Holdco shall indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives (collectively, "Seller Indemnitees") from and against any Damages arising out of or in connection with (a) the breach of any representation or warranty made by Holdco in this Agreement or any other Transaction Document (without regard to any materiality or similar qualifications contained therein), (b) any breach of any covenant, agreement or obligation of Holdco contained in this Agreement or any other Transaction Document, (c) the Assumed Liabilities or (d) the operation of the Cable Modem Business from and after the Closing. Each of the covenants of Holdco contained in Sections 8.02, 8.03, 8.05, 8.06 and 8.11 and representations and warranties made by Holdco in this Agreement or in any of the other Transaction Documents shall survive for a period of eighteen (18) months after the Closing Date (unless a claim shall have been commenced prior to such time in which case the applicable covenants, representations and warranties shall survive with respect to such claim until such claim has been resolved, and thereafter all such covenants, representations and warranties shall be extinguished). The covenants (other than those described in the preceding sentence) and agreements made by Holdco in this Agreement or in any of the other Transaction Documents shall survive the Closing and will continue in full force and effect without limitation. Holdco shall have no liability to Seller on or account of any Damages provided in Sections 11.02(a) or (b) (to the extent the matters in Section 11.02(b) relate to covenants described in the second sentence of this
Section 11.02) unless and until such damages in the aggregate exceed the Threshold Amount, in which case Seller shall be entitled to Damages from the first dollar of such damages. The total liability of Holdco for its indemnity obligation under Sections 11.02(a) and 11.02(b) insofar as it includes the covenants contained described in the second sentence of this Section 11.02, shall be limited in all respects to an amount equal to the original amount of the Indemnification Holdback. Notwithstanding the foregoing, Holdco's indemnification obligations shall not be subject to the Threshold Amount or the limits on total liability set forth above with respect to any indemnification sought for Damages arising out of (1) any Assumed Liability; (2) a breach of any covenants, agreements or obligations of Holdco other than those described in the second sentence of this Section 11.02, (3) actual common law fraud, (4) any


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
Liability for Taxes arising under Section 8.15(a) or Taxes apportioned to Holdco pursuant to Section 8.15(b), or (5) the operation of the Cable Modem Business from and after the Closing Date.

                     Section 11.03. Exclusive Remedy; No Consequential Damages. Seller and Holdco acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI, except in the case of actual common law fraud. Notwithstanding anything to the contrary in this Agreement, no indemnification shall be provided for under this Article XI in respect of any indirect or consequential damages. The maximum amount of any indemnification payable hereunder by any indemnifying party shall be limited to an amount equal to the Cash Amount.

                     Section 11.04. Characterization of Indemnification and Other Payments. All indemnity and other payments made under this Agreement shall be treated for all Tax purposes as adjustments to the Purchase Price.

                     Section 11.05. Damages Net of Insurance; Tax Benefits. The amount of any Damages for which indemnification is payable under this Article XI, shall be (i) net of any amounts recovered or recoverable by the Indemnitee (as defined below) under insurance policies with respect to such Damages, (ii) net of any amounts recovered by the Indemnitee from any third Person (by contribution, indemnification or otherwise) with respect to such Damages, and
(iii) adjusted to take account of any net Tax effect realized by the Indemnitee arising from the incurrence or payment of any such Damages and the entitlement to or the receipt of any indemnification payment.

                     Section 11.06. Procedures Relating to Third Party Claims.

                     (a) Notice of Third Party Claims. A Person entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any third party (a "Third Party Claim") against such Person (the "Indemnitee"), shall notify the Person from whom indemnification is sought (the "Indemnitor") in writing, and in reasonable detail, of the Third Party Claim promptly after receipt by such Indemnitee of written notice of the Third Party Claim. The failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been materially prejudiced as a result of such failure.

                     (b) Assumption of Defense of Third Party Claims by Indemnitor. If any indemnification obligation hereunder shall arise from a Third Party Claim, the Indemnitor shall have the right and Indemnitee shall permit the Indemnitor to participate in the defense thereof and, if it so chooses, to assume the defense of any such claim or any litigation resulting from such claim unless the Indemnitee provides a written release to Indemnitor of its indemnification obligation. If the Indemnitor assumes the defense of such claim or litigation, the Indemnitor shall actively pursue the defense thereof in good faith. The Indemnitor shall not, in the defense of such claim or litigation, unless the Indemnitee expressly consents in writing (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement unless such judgment or settlement provides only for monetary damages to be paid by the Indemnitor and includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation. In cases where the Indemnitor has, by written instrument delivered to the Indemnitee, assumed the defense or a settlement with respect to a claim for which indemnity is being sought, the Indemnitor will not be liable to the Indemnitee for any legal fees subsequently incurred by the Indemnitee in connection with the defense thereof and the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitee, provided that the Indemnitee (and its counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought, it being understood that the Indemnitor shall control such defense. If the Indemnitor chooses to defend or prosecute a Third Party Claim, all the parties hereto shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnitor's request) the provision to the Indemnitor of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                     (c) Assumption of Defense of Third Party Claims by Indemnitee. Notwithstanding the foregoing, if (i) the Indemnitor does not promptly assume the defense of any Third Party Claim as provided in this Section 11.06(b) above (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above) or (ii) the Indemnitee reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, or that another conflict of interest exists or is likely to occur in the defense of such Third Party Claim, then in any of such cases, the Indemnitee may assume primary responsibility for the defense or settlement of the Third Party Claim, and may select legal counsel reasonably acceptable to the Indemnitor to conduct the defense of such claims. If the Indemnitee assumes and undertakes a defense or settlement of a Third Party Claim in accordance with the immediately preceding sentence, the Indemnitor shall be liable to the Indemnitee for any reasonable attorneys' fees and expenses incurred by the Indemnitee in connection with such matter, after receiving notice from the Indemnitee to the effect that it intends to take advantage of the provisions set forth in the immediately preceding sentence; provided, however, that the Indemnitor shall continue to have the right to participate in the defense of any such Third Party Claim and, if it so chooses, to employ separate counsel in connection therewith, but the fees, costs, and expenses related to such participation shall be at the expense of and paid by the Indemnitor. In the event the Indemnitee assumes primary responsibility for the defense of the Third Party Claim as provided in the first sentence of this Section 11.06(c), the Indemnitor shall continue to pay the legal fees and expenses of counsel for the Indemnitee and the Indemnitor shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnitee. The Indemnitee shall have the right, with the consent of the Indemnitor (which consent shall not be unreasonably withheld), to settle or compromise any such Third Party Claim on terms satisfactory to it.


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
                     Section 11.07. Indemnification Holdback.

                     (a) Establishment of the Indemnification Holdback. At the Closing and without any act of Seller, cash equal to the Indemnification Holdback will be held back from the Purchase Price by Holdco pursuant to Section 3.02(b), and not delivered to Seller, such amount to be governed by the terms set forth herein.

                     (b) Recourse to the Indemnification Holdback. The Indemnification Holdback shall be available to compensate Holdco Indemnitees for any and all Damages to which they are entitled to indemnification under this
Article XI.

                     (c) Distribution of Indemnification Holdback.

                     (i) At 5:00 p.m., Eastern Time, on the twelve (12) month anniversary of the Closing Date (the "First Release Date"), Holdco shall release from the Indemnification Holdback and shall pay to Seller cash in an amount equal to the First Release Amount minus the aggregate amount (determined in the reasonable judgement of Holdco) of any pending claims for Damages made by Holdco on or before the First Release Date. As claims for Damages made on or before the First Release Date are resolved, Holdco shall pay to Seller the amount by which
(1) the remaining portion of the First Release Amount withheld pursuant to the preceding sentence exceeds (2) the aggregate amount of any claims for Damages made on or before the First Release Date which are pending at such time. The term "First Release Amount" means Two Million Dollars ($2,000,000) minus the aggregate amount of any reduction in the Indemnification Holdback made by Holdco pursuant to Section 11.07(d) on or before the First Release Date.

                     (ii) At 5:00 p.m., Eastern Time, on the eighteen (18) month anniversary of the Closing Date (the "Second Release Date"), any amount remaining in the Indemnification Holdback (after reductions made by Holdco pursuant to Sections 11.07(c)(i) and 11.07(d)) that is not subject to pending claims for Damages made by Holdco, shall be released from the Indemnification Holdback and paid to Seller in cash. As any such pending claims for Damages are resolved, Holdco shall deliver to Seller the amount by which (1) the remaining portion of the Indemnification Holdback, if any, exceeds (2) the aggregate amount of any claims for Damages which are pending at such time.

                     (iii) When any amounts are paid to Seller pursuant to Sections 11.07(c)(i) and (ii), Holdco shall also pay Seller interest on such amounts from the Closing Date to the payment date at the prime rate as reported in The Wall Street Journal from time to time during the period that Holdco has held such amounts. Any such amounts payable to Seller under this Section 11.07 shall be paid by Holdco in immediately available funds by wire transfer or cashiers check.

                     (d) Claims Upon Indemnification Holdback. Upon delivery by Holdco to Seller of a certificate signed by any officer of Holdco (an "Officer's Certificate"): (i) stating that a Holdco Indemnitee has paid Damages hereunder, and (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid and the basis for payment of such Damages, Holdco shall, subject to the provisions of Section

11.07(c) hereof, be entitled to reduce the amount of the Indemnification Holdback cash in an amount equal to such Damages.

                     (e) Objections to Claims. Holdco shall not reduce the amount of the Indemnification Holdback pursuant to Section 11.07(d) hereof unless (i) Holdco shall have received written authorization from Seller to make such reduction, or (ii) thirty (30) days shall have elapsed from the date of delivery of the Officer's Certificate to Seller. After such authorization or expiration or such thirty (30) day period, Holdco shall be entitled to reduce the amount of the Indemnification Holdback in accordance with Section 11.07(d) hereof, unless Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Holdco prior to the expiration of such thirty (30) day period (in which case Holdco's right to reduce the amount of the Indemnification Holdback shall be determined under Section 11.07(f) below).

                     (f) Resolution of Conflicts. In the event that Seller objects in writing to any claim or claims made in any Officer's Certificate within thirty (30) days of receipt thereof, Seller and Holdco shall attempt promptly and in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Holdco should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Holdco shall be entitled to rely on any such memorandum to remove cash from the Indemnification Holdback in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, Holdco shall be entitled to make such reduction; provided that Seller retains the right to contest such reduction in a proceeding in any court having competent jurisdiction and located in Delaware or New York.


                                  ARTICLE XII
                              GENERAL PROVISIONS

                     Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

                     (a) if to Holdco, to:

                               Charter Communications Holding Company, LLC
                               12405 Powerscourt Drive
                               St. Louis, MO  63131
                               Attention:  Curtis S. Shaw
                                           Senior Vice President,
                                           General Counsel and Secretary
                               Facsimile No.: (314) 965-8793

                               with a copy to:

                               Paul, Hastings, Janofsky & Walker LLP
                               399 Park Avenue
                               New York, NY  10022
                               Attention: John Turitzin, Esq.
                               Facsimile No.: (212) 319-4090


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                     (b) if to Seller, to:

                               High Speed Access Corp.
                               10901 West Toller Drive
                               Littleton, CO  80127
                               Attention: Daniel J. O'Brien
                               Facsimile No.:  (720) 922-2805

                               with a copy to:

                               Chrysalis Ventures, LLC
                               1650 National City Tower, 101 S. Fifth Street Louisville, KY 40202
                               Attention: David A. Jones, Jr.
                               Facsimile No.:  (502) 583-7648

                               and to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY  10153
                               Attention:  Howard Chatzinoff, Esq.
                               Facsimile No.:  (212) 310-8007

or such other address or facsimile number as such party may hereafter specify for the purpose by written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the fax number specified in this Section
12.01 and the appropriate fax confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 12.01.

                     Section 12.02. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

                     Section 12.03. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect,
(i) such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                     Section 12.04. Third Party Beneficiaries. Neither this Agreement, nor the Confidentiality Agreement nor any other agreement


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contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer any rights or remedies on any Person other than the parties hereto or thereto.

                     Section 12.05. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that Holdco may assign to any Affiliates of Holdco the right to acquire part or all of the Acquired Assets hereunder; provided, however, that any such assignment shall not release Holdco from any obligation or liability hereunder (including any right or obligation under Article XI). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                     Section 12.06. Specific Performance. The parties recognize in the event that Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Holdco shall therefore each be entitled, in addition to any other remedies that may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Seller waives the defense that there is an adequate remedy at law.

                     Section 12.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York, regardless of the Legal Requirement that might otherwise govern under applicable principles of conflict of laws.

                     Section 12.08. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action or proceeding in connection with this Agreement or any transaction contemplated hereby.

                     Section 12.09. Exhibits and Schedules. The Exhibits and Schedules attached to and delivered with this Agreement are a part of this Agreement the same as if fully set forth herein and all references herein to any Section of this Agreement shall be deemed to include a reference to any Schedule named therein.

                     Section 12.10. No Strict Construction. Holdco and Seller hereby acknowledge that (i) Holdco and Seller jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby,
(ii) both Holdco and Seller have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of any role in the drafting of this Agreement or any other agreement contemplated hereby.

                     Section 12.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


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                     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                     HIGH SPEED ACCESS CORP.

                                     By: /s/ Daniel J. O'Brien
                                         -------------------------------------
                                         Name: Daniel J. O'Brien
                                         Title: President & CEO




                                     CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

                                     By: /s/ Curtis S. Shaw
                                         -------------------------------------
                                         Name: Curtis S. Shaw
                                         Title: Senior Vice President,
                                                General Counsel & Secretary







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